EXHIBIT 10.57

                                                               EXECUTION VERSION


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                          SECOND LIEN CREDIT AGREEMENT

                          dated as of August 24, 2007,



                      PACIFIC ENERGY ALASKA OPERATING LLC,
                                as the Borrower,


                      PACIFIC ENERGY ALASKA HOLDINGS, LLC,
                                  as Holdings,

                   the LENDERS from time to time party hereto,

                           SILVER POINT FINANCE, LLC,
       as Administrative Agent, Collateral Agent, Sole Lead Arranger, Sole
                        Bookrunner and Syndication Agent

                                       and

                               J. ARON & COMPANY,
                             as Documentation Agent

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01     DEFINED TERMS.................................................2
SECTION 1.02     TERMS GENERALLY..............................................36
SECTION 1.03     CLASSIFICATION OF LOANS AND BORROWINGS.......................36

                                   ARTICLE II

                                   THE CREDITS

SECTION 2.01     COMMITMENTS..................................................37
SECTION 2.02     LOANS........................................................37
SECTION 2.03     EVIDENCE OF DEBT; REPAYMENT OF LOANS.........................38
SECTION 2.04     REQUESTS FOR BORROWING.......................................39
SECTION 2.05     FEES; INTEREST ON LOANS......................................39
SECTION 2.06     DEFAULT INTEREST.............................................40
SECTION 2.07     ALTERNATE RATE OF INTEREST...................................40
SECTION 2.08     TERMINATION OF COMMITMENTS...................................41
SECTION 2.09     CONVERSION AND CONTINUATION OF BORROWINGS....................41
SECTION 2.10     REPAYMENT OF BORROWINGS......................................42
SECTION 2.11     OPTIONAL PREPAYMENT..........................................42
SECTION 2.12     MANDATORY PREPAYMENTS........................................43
SECTION 2.13     RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES................45
SECTION 2.14     CHANGE IN LEGALITY...........................................46
SECTION 2.15     INDEMNITY....................................................47
SECTION 2.16     PRO RATA TREATMENT...........................................48
SECTION 2.17     SHARING OF SETOFFS...........................................48
SECTION 2.18     PAYMENTS.....................................................49
SECTION 2.19     TAXES, WITHHOLDINGS, ETC.....................................49
SECTION 2.20     ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES;
                 DUTY TO MITIGATE.............................................52
SECTION 2.21     COLLATERAL ACCOUNT...........................................53

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01     ORGANIZATION; POWERS.........................................56
SECTION 3.02     AUTHORIZATION................................................56
SECTION 3.03     ENFORCEABILITY...............................................57
SECTION 3.04     GOVERNMENTAL APPROVALS.......................................57


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SECTION 3.05     FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED LIABILITIES;
                 RESERVE REPORTS..............................................57
SECTION 3.06     NO MATERIAL ADVERSE CHANGE...................................58
SECTION 3.07     TITLE TO PROPERTIES; POSSESSION UNDER LEASES.................58
SECTION 3.08     SUBSIDIARIES.................................................58
SECTION 3.09     LITIGATION; COMPLIANCE WITH LAWS.............................59
SECTION 3.10     AGREEMENTS...................................................59
SECTION 3.11     FEDERAL RESERVE REGULATIONS..................................59
SECTION 3.12     INVESTMENT COMPANY ACT.......................................60
SECTION 3.13     USE OF PROCEEDS..............................................60
SECTION 3.14     TAX RETURNS..................................................60
SECTION 3.15     NO MATERIAL MISSTATEMENTS....................................60
SECTION 3.16     EMPLOYEE BENEFIT PLANS.......................................61
SECTION 3.17     ENVIRONMENTAL MATTERS........................................61
SECTION 3.18     INSURANCE....................................................61
SECTION 3.19     SECURITY DOCUMENTS...........................................61
SECTION 3.20     LOCATION OF REAL PROPERTY AND LEASED PREMISES................62
SECTION 3.21     LABOR MATTERS................................................63
SECTION 3.22     SOLVENCY.....................................................63
SECTION 3.23     SANCTIONED PERSONS...........................................63
SECTION 3.24     MATERIAL CONTRACTS...........................................63
SECTION 3.25     RELATED AGREEMENTS...........................................63
SECTION 3.26     EMPLOYMENT AGREEMENTS........................................64
SECTION 3.27     INTELLECTUAL PROPERTY........................................64
SECTION 3.28     GAS IMBALANCES; PREPAYMENTS..................................65
SECTION 3.29     MARKETING ARRANGEMENTS.......................................65
SECTION 3.30     RIGHT TO RECEIVE PAYMENTS FOR FUTURE PRODUCTION..............65
SECTION 3.31     OPERATION OF OIL AND GAS PROPERTIES..........................66
SECTION 3.32     AD VALOREM AND SEVERANCE TAXES, LITIGATION...................66
SECTION 3.33     INSIDER INTERESTS............................................66
SECTION 3.34     OVERRIDING ROYALTY INTERESTS.................................67

                                   ARTICLE IV

                              CONDITIONS OF LENDING

SECTION 4.01     CONDITIONS PRECEDENT TO LOANS................................67

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

SECTION 5.01     EXISTENCE; COMPLIANCE WITH LAWS; BUSINESSES AND PROPERTIES...72
SECTION 5.02     INSURANCE....................................................72
SECTION 5.03     OBLIGATIONS AND TAXES........................................72
SECTION 5.04     FINANCIAL STATEMENTS AND REPORTS.............................73
SECTION 5.05     LITIGATION AND OTHER NOTICES.................................75


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SECTION 5.06     INFORMATION REGARDING COLLATERAL.............................76
SECTION 5.07     MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS....77
SECTION 5.08     USE OF PROCEEDS..............................................77
SECTION 5.09     EMPLOYEE BENEFITS............................................77
SECTION 5.10     COMPLIANCE WITH ENVIRONMENTAL LAWS...........................77
SECTION 5.11     PREPARATION OF ENVIRONMENTAL REPORTS.........................78
SECTION 5.12     FURTHER ASSURANCES...........................................78
SECTION 5.13     COMPLIANCE WITH LEASES.......................................79
SECTION 5.14     INTEREST RATE PROTECTION AGREEMENTS..........................79
SECTION 5.15     INTENTIONALLY OMITTED........................................79
SECTION 5.16     DELIVERY OF RESERVE REPORTS..................................79
SECTION 5.17     TITLE INFORMATION............................................81
SECTION 5.18     TITLE........................................................81
SECTION 5.19     EVIDENCE OF COMPLIANCE.......................................81
SECTION 5.20     LENDERS' MEETINGS............................................81
SECTION 5.21     HEDGING AGREEMENTS...........................................82
SECTION 5.22     POST-CLOSING MATTERS.........................................82

                                   ARTICLE VI

                               NEGATIVE COVENANTS

SECTION 6.01     INDEBTEDNESS.................................................82
SECTION 6.02     LIENS........................................................84
SECTION 6.03     SALE AND LEASE-BACK TRANSACTIONS.............................85
SECTION 6.04     INVESTMENTS, LOANS AND ADVANCES..............................85
SECTION 6.05     MERGERS, CONSOLIDATIONS, SALES OF ASSETS AND ACQUISITIONS....87
SECTION 6.06     RESTRICTED PAYMENTS; PAYMENT OF CERTAIN INDEBTEDNESS;
                 RESTRICTIVE AGREEMENTS.......................................87
SECTION 6.07     TRANSACTIONS WITH AFFILIATES.................................89
SECTION 6.08     BUSINESS OF HOLDINGS, BORROWER AND SUBSIDIARIES;
                 NO FOREIGN SUBSIDIARIES......................................89
SECTION 6.09     AMENDMENT OF CERTAIN INDEBTEDNESS AND AGREEMENTS.............90
SECTION 6.10     MATERIAL CONTRACTS...........................................90
SECTION 6.11     FINANCIAL COVENANTS..........................................90
SECTION 6.12     FISCAL YEAR..................................................92
SECTION 6.13     CERTAIN EQUITY INTERESTS.....................................92
SECTION 6.14     HEDGING AGREEMENTS...........................................93
SECTION 6.15     TAKE-OR-PAY OR OTHER PREPAYMENTS; GAS IMBALANCES.............93
SECTION 6.16     LEASES.......................................................93


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                                   ARTICLE VII

                                EVENTS OF DEFAULT


                                  ARTICLE VIII

                                    THE AGENT


                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.01     NOTICES......................................................99
SECTION 9.02     SURVIVAL OF AGREEMENT.......................................100
SECTION 9.03     BINDING EFFECT..............................................100
SECTION 9.04     SUCCESSORS AND ASSIGNS......................................100
SECTION 9.05     THE REGISTER................................................103
SECTION 9.06     EXPENSES; INDEMNITY.........................................104
SECTION 9.07     RIGHT OF SETOFF.............................................105
SECTION 9.08     APPLICABLE LAW..............................................106
SECTION 9.09     WAIVERS; AMENDMENT..........................................106
SECTION 9.10     INTEREST RATE LIMITATION....................................107
SECTION 9.11     ENTIRE AGREEMENT............................................107
SECTION 9.12     WAIVER OF JURY TRIAL........................................107
SECTION 9.13     SEVERABILITY................................................107
SECTION 9.14     COUNTERPARTS................................................108
SECTION 9.15     HEADINGS....................................................108
SECTION 9.16     JURISDICTION; CONSENT TO SERVICE OF PROCESS.................108
SECTION 9.17     CONFIDENTIALITY.............................................109
SECTION 9.18     TERMINATION OR RELEASE......................................109
SECTION 9.19     USA PATRIOT ACT NOTICE......................................110
SECTION 9.20     NO FIDUCIARY RELATIONSHIP; NON-RELIANCE.....................110
SECTION 9.21     INTERCREDITOR AGREEMENTS....................................110
SECTION 9.22     SECURITY DOCUMENTS..........................................111


SCHEDULES
---------


Schedule 1.01(b)   Closing Date Mortgaged Real Property
Schedule 1.01(c)   Additional Acquisition Agreements
Schedule 2.01      Lenders and Commitments
Schedule 3.04      Government Approvals
Schedule 3.08      Subsidiaries
Schedule 3.09      Litigation


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Schedule 3.17      Environmental Matters
Schedule 3.19(a)   UCC Filing Offices
Schedule 3.19(b)   Intellectual Property Filing Offices
Schedule 3.19(c)   Mortgage Filing Offices
Schedule 3.20(a)   Owned Real Property
Schedule 3.20(b)   Leased Real Property
Schedule 3.24      Material Contracts
Schedule 3.25(c)   Government Approvals
Schedule 3.26      Employment Agreements
Schedule 3.27      Intellectual Property
Schedule 3.28      Gas Imbalances
Schedule 3.29      Marketing Arrangements
Schedule 3.30      Rights to Receive Payments for Future Production
Schedule 3.33      Insider Interests
Schedule 5.22      Post-Closing Matters
Schedule 6.01      Existing Indebtedness
Schedule 6.02      Existing Liens

EXHIBITS
--------

Exhibit A         Form of Administrative Questionnaire
Exhibit B         Form of Assignment and Acceptance
Exhibit C-1       Form of Second Lien Guarantee and Collateral Agreement
Exhibit C-2       Form of Second Lien Pledge and Security Agreement
Exhibit D-1       Form of Intercreditor Agreement
Exhibit D-2       Form of Pacific Energy Intercreditor Agreement
Exhibit E         Form of Mortgage
Exhibit F         Form of Opinion of Counsel
Exhibit G         Form of Borrowing Request
Exhibit H         Form of Solvency Certificate
Exhibit I         Form of Compliance Certificate
Exhibit J         Form of Engineer's Certificate
Exhibit K         Form of Responsible Officer's Certificate
Exhibit L         Form of Promissory Note



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         SECOND LIEN CREDIT AGREEMENT dated as of August 24, 2007 (this
"AGREEMENT"), among PACIFIC ENERGY ALASKA OPERATING LLC, a limited liability company organized under the laws of the State of Delaware (the "BORROWER"); PACIFIC ENERGY ALASKA HOLDINGS, LLC, a limited liability company organized under the laws of the State of Delaware ("HOLDINGS"); the LENDERS from time to time party hereto; SILVER POINT FINANCE, LLC ("SILVER POINT"), as Administrative Agent, Collateral Agent and Sole Lead Arranger; and J. ARON & COMPANY, as Documentation Agent (the "DOCUMENTATION AGENT").

         The Borrower has requested the Tranche B-1 Lenders to extend credit to the Borrower in the form of the Tranche B-1 Loans (such term and each other capitalized term used but not defined in this recital having the meaning given it in Article I) on the Effective Date in an aggregate principal amount not in excess of $192,000.000.

         The Borrower has further requested the Tranche B-2 Lenders to extend credit to the Borrower in the form of the Tranche B-2 Loans on the Effective Date in an aggregate principal amount not in excess of $125,000,000.

         On the Effective Date, (a) $115,786,154.92 of the proceeds of the Loans and the First Lien Loans will be used by Holdings to purchase the membership interests of the Borrower pursuant to the Membership Interest Purchase Agreement, dated as of May 24, 2007, by and among Pacific Energy Resources Ltd., a Delaware corporation ("PACIFIC ENERGY"), Forest Alaska Holding LLC, a Delaware limited liability company, and Forest Oil Corporation, a New York corporation, as amended by the Amendment No. 1 to Membership Interest Purchase Agreement, dated as of July 31, 2007 (the "MEMBERSHIP INTEREST PURCHASE AGREEMENT"), (b) $9,869,384.00 of the proceeds of the Loans and the First Lien Loans will be used by the Borrower to purchase certain assets pursuant to the Asset Sales Agreement, dated as of May 24, 2007, by and between Forest Oil Corporation, a New York corporation, and Pacific Energy, as amended by the Amendment No. 1 to Asset Sales Agreement, dated as of July 31, 2007 (the "ASSET SALES AGREEMENT"),
(c) $269,007,890.13 of the proceeds of the Loans and the First Lien Loans will be used to refinance certain existing debt of the Borrower, and (d) $30,336,570.95 of the proceeds of the Loans and the First Lien Loans will be retained by the Borrower to be used for general corporate purposes of the Borrower and the Subsidiaries, including the payment of fees and expenses related to the Transactions.

         The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

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                                    ARTICLE I

                                   DEFINITIONS

              SECTION 1.01 DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

         "1P CAPITAL EXPENDITURES" shall mean, without duplication, Capital Expenditures made with respect to (a) proved oil and gas reserves and (b) assets described in clause (g) of the definition of "Oil and Gas Properties" used in connection with the operation, work or development of proved oil and gas reserves (it being agreed that Capital Expenditures in respect of assets described in such clause (g) that are used in connection with both proved and probable oil and gas reserves shall be allocated by the Borrower between 1P Capital Expenditures and 2P Capital Expenditures in a reasonable manner); PROVIDED that, for purposes of this definition, the parenthetical in clause (g) of the definition of "Oil and Gas Properties" shall be disregarded.

         "2P CAPITAL EXPENDITURES" shall mean, without duplication, Capital Expenditures made with respect to (a) probable oil and gas reserves and (b) assets described in clause (g) of the definition of "Oil and Gas Properties" used in connection with the operation, work or development of probable oil and gas reserves (it being agreed that Capital Expenditures in respect of assets described in such clause (g) that are used in connection with both proved and probable oil and gas reserve, shall be allocated by the Borrower between 1P Capital Expenditures and 2P Capital Expenditures in a reasonable manner); PROVIDED that, for purposes of this definition, the parenthetical in clause (g) of the definition of "Oil and Gas Properties" shall be disregarded.

         "2006 PERL CREDIT AGREEMENT" shall mean that certain Credit and Guaranty Agreement, dated as of November 30, 2006, among Pacific Energy Resources Ltd., certain of its subsidiaries party thereto, the lenders from time to time party thereto and Documentation Agent as lead arranger, syndication agent and administrative agent, as amended, supplemented or otherwise modified from time to time.

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "ACCOUNT CONTROL AGREEMENT" shall mean an account control agreement, in form and substance reasonably satisfactory to the Agent and the Borrower, designating the Agent as secured party.

         "ACQUISITION" shall mean the consummation of the transactions contemplated by the Acquisition Agreements.

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         "ACQUISITION AGREEMENTS" shall mean, collectively (a) the Membership
Interest Purchase Agreement, (b) the Asset Sales Agreement and (c) all other documents and agreements set forth on Schedule 1.01(c).

         "ACQUISITION CLOSING DATE" shall mean the date on which the closing of the Acquisition occurs under the Acquisition Documents.

         "ACQUISITION DOCUMENTS" shall mean (a) the Acquisition Agreements, (b) the transfers, assignments and conveyances executed and delivered pursuant thereto, and (c) all other agreements, assignments, deeds, conveyances, certificates and other documents and instruments now or hereafter executed and delivered pursuant to the Acquisition Agreements or in connection with the Acquisition.

         "ADL LEASES" shall mean those oil and gas leases in respect of Real Property located on State of Alaska lands and over which DNR has jurisdiction.

         "ADJUSTED LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

         "ADMINISTRATIVE QUESTIONNAIRE" shall mean an Administrative Questionnaire in the form of EXHIBIT A, or such other form as may be supplied from time to time by the Agent.

         "AGREED PRICING" shall mean:

                  (i) for anticipated sales of Hydrocarbons that are fixed in a firm fixed price sales contract with an investment grade counterparty (or another counterparty approved by the Agent), the fixed price or prices provided for in such sales contract during the term thereof; and

                  (ii) for anticipated sales of Hydrocarbons that are hedged by a fixed price Hedging Agreement with an investment grade counterparty, the fixed price or prices provided for in such Hedging Agreement during the term thereof, as modified by any necessary adjustment specified by the Agent for quality and geographical differentials; and

                  (iii) for anticipated sales of Hydrocarbons that are hedged by a Hedging Agreement with an investment grade counterparty which Hedging Agreement provides for a range of prices between a floor and a ceiling, the prices provided for in subsection (iv) below, provided that during the term of such Hedging Agreement such prices shall in no event be less than such floor or exceed such ceiling, as such floor and ceiling are modified by any necessary adjustment specified by the Agent for quality and geographical differentials; and

                  (iv) for anticipated sales of Hydrocarbons, if such sales are not hedged by a Hedging Agreement or sales contract that is described in paragraphs (i), (ii), or (iii) above, for the date of calculation (or, if such date is not a Business Day, for the first Business Day thereafter), and with any necessary adjustment specified by the Agent for quality and geographical differentials:

                           (a) For the remainder of the current calendar year, the average NYMEX Pricing (as defined in the 2006 PERL Credit Agreement) for the remaining contracts in the current calendar year,

                           (b) For each of the succeeding four complete calendar years, the average NYMEX Pricing for the twelve months in each such calendar year,

                           (c) For the succeeding fifth complete calendar year, and for each calendar year thereafter, the average NYMEX Pricing for the twelve months in such fifth calendar year.

         "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; PROVIDED, HOWEVER, that, for purposes of Section 6.07, the term "AFFILIATE" shall also include any person that directly or indirectly owns 10% or more of any class of Equity Interests of the person specified or that is an officer or director of the person specified.

         "AGENCY FEE LETTER" shall mean the letter agreement dated the Closing Date among Pacific Energy, the Documentation Agent and the Agent.

         "AGENT" shall mean Silver Point, in its capacity as administrative agent for the Lenders and collateral agent for the Secured Parties.

         "AGREEMENT" shall have the meaning assigned to such term in the introductory paragraph.

         "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day PLUS 1/2 of 1%. If the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

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         "ANCF CAPITAL EXPENDITURES" shall mean (i) capital expenditures made or to be made by the Borrower on the Eligible Mortgaged Properties, to the extent the same either (a) have been approved by Required Lenders, or (b) are included in the Approved Plan of Development, as then in effect; (ii) other capital expenditures not included in the Approved Plan of Development that do not in the aggregate exceed $50,000 in any fiscal quarter, and (iii) payments on capital leases that are permitted under Section 6.01(f).

         "ANCF LOE" shall mean (i) leasehold operating expenses with respect to the Eligible Mortgaged Properties in the ordinary course of business of the kind chargeable as direct charges under an Onshore COPAS Accounting Procedure for Joint Operations (1989 form published by the Council of Petroleum Accountants Societies), and (ii) other field level or lease level charges for operations on the Eligible Mortgaged Properties (excluding ANCF Capital Expenditures and other capital expenditures) that have been approved by Required Lenders at the time in question.

         "ANCF OVERHEAD COSTS" shall mean (i) Permitted G&A Expense Amounts, and
(ii) other costs of the Borrower to the extent such other costs have been approved as ANCF Overhead Costs by Required Lenders.

         "ANCF PERMITTED TAX PAYMENTS" shall mean, in the aggregate, payments made by the Borrower or any Subsidiary Loan Party in respect of their respective obligations for federal and state income and franchise taxes (as shown on or otherwise determined from properly filed consolidated federal tax returns or combined or unitary state tax returns) during the applicable fiscal quarter, including estimated taxes payable by the Borrower or such Subsidiary Loan Party pursuant to applicable law, rule or regulation, provided that no Default or Event of Default shall have occurred and be continuing on the date thereof or would result from the payment thereof.

         "ANCF TRANSPORTATION COSTS" shall mean (i) the actual costs of gathering, processing and transporting production from the Eligible Mortgaged Properties from the wellhead to the point of sale, provided that all such costs are negotiated with, and paid to, third parties in arms-length transactions on terms which are reasonable in the area of operations for the quality and quantity of such production for the time period negotiated, at the time such prices are agreed to, or (ii) other transportation or marketing costs, to the extent such other transportation and marketing costs have been approved by Required Lenders.

         "ANNUALIZED CONSOLIDATED EBITDA" shall mean (a) for the four fiscal quarter period ended on September 30, 2007, Consolidated EBITDA for the one-fiscal quarter period ending on such date MULTIPLIED BY 4, (b) for the four fiscal quarter period ended on December 31, 2007, Consolidated EBITDA for the two-fiscal quarter period ending on such date MULTIPLIED BY 2, and (c) for the four fiscal quarter period ended on March 31, 2008, Consolidated EBITDA for the three-fiscal quarter period ending on such date MULTIPLIED BY 1.333.

         "ANNUALIZED CONSOLIDATED INTEREST EXPENSE" shall mean (a) for the four fiscal quarter period ended on September 30, 2007, Consolidated Interest Expense for the one-fiscal quarter period ending on such date MULTIPLIED BY 4, (b) for the four fiscal quarter period ended on December 31, 2007, Consolidated Interest Expense for the two-fiscal quarter period ending on such date MULTIPLIED BY 2, and (c) for the four fiscal quarter period ended on March 31, 2008, Consolidated Interest Expense for the three-fiscal quarter period ending on such date MULTIPLIED BY 1.333.

         "ANTICIPATED PRODUCTION" shall mean, for any month, the reasonably anticipated production of crude oil and natural gas (calculated separately) from the Borrower's and the Subsidiaries' proved developed producing reserves.

         "ANTICIPATED NON-PDP PRODUCTION" shall mean, for any month, the reasonably anticipated production of crude oil and natural gas (calculated separately) from the Borrower's and the Subsidiaries' reserves which are not proved developed producing reserves.

         "APPLICABLE PERCENTAGE" shall mean, for any day with respect to any Loan, the percentage per annum set forth below for the Type and period in which such day falls for such Loan:

                  ---------------------------------------- ---------- ----------
                                                           Eurodollar
                                Time Period                   Loan     ABR Loan
                  ---------------------------------------- ---------- ----------
                  from Closing Date to and including          14.5%     13.5%
                  date that is the six-month anniversary
                  of the Closing Date
                  ---------------------------------------- ---------- ----------
                  from but excluding date that is the         16.5%     15.5%
                  six-month anniversary of the Closing
                  Date to and including date that is the
                  twelve-month anniversary of the
                  Closing Date
                  ---------------------------------------- ---------- ----------
                  from but excluding date that is the
                  twelve-month anniversary of the             18.5%     17.5%
                  Closing Date
                  ---------------------------------------- ---------- ----------

         "APPROVED PLAN OF DEVELOPMENT" or "APOD" shall mean the Pacific Alaska Agreed Plan of Development or Pacific Alaska APOD as such terms are defined in the 2006 PERL Credit Agreement.

         "ASSET SALE" shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by Holdings, the Borrower or any of the Subsidiaries to any person other than the Borrower or any Subsidiary Loan Party of (a) any Equity Interests in the Borrower or any of the Subsidiaries (including any such sale by the issuer of such Equity Interests but excluding directors' qualifying shares) or (b) any other assets of Holdings, the Borrower or any of the Subsidiaries (other than (i) inventory (including Hydrocarbons), damaged, obsolete or worn out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business and (ii) any sale, transfer or other disposition that, together with all related sales, transfers or other dispositions from and after the Closing Date, has a value not in excess of $1,250,000).

         "ASSET SALES AGREEMENT" shall have the meaning assigned to such term in the recitals to this Agreement.

         "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Agent, in the form of EXHIBIT B or such other form as shall be approved by the Agent.

         "BLM" shall mean the Bureau of Land Management, United States Department of the Interior.

         "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

         "BORROWER" shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

         "BORROWING" shall mean Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

         "BORROWING REQUEST" shall have the meaning assigned to such term in
Section 2.04.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; PROVIDED, HOWEVER, that when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "CAPITAL EXPENDITURES" shall mean, for any period, (a) the additions to property, plant and equipment and other capital expenditures (including maintenance capital expenditures) of Holdings and its subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of Holdings for such period prepared in accordance with GAAP and (b) Capital Lease Obligations or Synthetic Lease Obligations incurred by Holdings and its subsidiaries during such period, but excluding in each case any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation.

         "CAPITAL LEASES" shall mean, in respect of any person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the person liable (whether contingent or otherwise) for the payment of rent thereunder.

         "CAPITAL LEASE OBLIGATIONS" of any person shall mean the obligations of such person to pay rent or other amounts under any Capital Lease.

         "CARNEROS ENTITY" shall mean, collectively, Carneros Acquisition Corp. (a Delaware corporation), Carneros Energy, Inc. (a Delaware corporation) and Gotland Oil, Inc. (a Texas corporation).

         "CARNEROS SECURED TERM NOTE" shall means that certain Secured Term Note dated May 31, 2006 made by the Carneros Entities, jointly and severally, payable to Laurus in the original principal amount of Twenty-One Million Two Hundred Thousand Dollars ($21,200,000), with a maturity date of May 31, 2009

         A "CHANGE IN CONTROL" shall be deemed to have occurred if (a) at any time Pacific Energy shall not beneficially own, directly or indirectly, at least 75% of the issued and outstanding Equity Interests in Holdings, (b) at any time Holdings shall fail to directly own, beneficially and of record, at least 75% of the issued and outstanding Equity Interests in the Borrower or (c) a "Change of Control" (or any comparable term) shall have occurred under the 2006 PERL Credit Agreement or the Subordinated Seller Note.

         "CHANGE IN LAW" shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.13, by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date.

         "CLOSING DATE" shall mean the date that the Loans are made.

         "CLOSING DATE LETTER AGREEMENT" shall mean the letter agreement dated the Closing Date among Pacific Energy, the Documentation Agent and the Agent.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL" shall mean all the "Collateral", as defined in any Security Document and shall also include the Mortgaged Properties.

         "COLLATERAL ACCOUNT" shall mean deposit account number 6885862166 established in the name of the Borrower with Wells Fargo Bank, N.A., or such other deposit account as may be established by the Borrower from time to time with the prior written consent of Agent, which consent may be given or withheld in its sole and absolute discretion.

         "COLLATERAL ACCOUNT AGREEMENT" shall mean all documents or agreements governing or evidencing the Collateral Account.

         "COLLATERAL AGREEMENT" shall mean collectively, (a) the Second Lien Guarantee and Collateral Agreement, substantially in the form of EXHIBIT C-1, among the Borrower, Holdings, the Subsidiaries party thereto and the Agent for the benefit of the Secured Parties and (b) the Second Lien Pledge and Security Agreement, substantially in the form of EXHIBIT C-2, among Pacific Energy, certain subsidiaries of Pacific Energy party thereto and the Agent for the benefit of the Secured Parties.

         "COLLATERAL AND GUARANTEE REQUIREMENT" shall mean, at any time, the requirement that:

         (a) the Agent shall have received from each of Pacific Energy, Holdings and their respective subsidiaries either (i) a counterpart of the applicable Collateral Agreement duly executed and delivered on behalf of such person or
(ii) in the case of a Carneros Entity after the Laurus Payout Date or any person that becomes a Subsidiary after the Closing Date, a supplement to the applicable Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such person within the period required by Section 5.12;

         (b) the Agent shall have received from each of Pacific Energy and its subsidiaries either (i) a counterpart of the Guaranty duly executed and delivered on behalf of such person or (ii) in the case of any Carneros Entity after the Laurus Payout Date or any person that becomes a subsidiary of Pacific Energy after the Closing Date, a supplement to the Guaranty, in the form specified therein, duly executed and delivered on behalf of such person within the period required by Section 5.12.

         (c) subject to Section 4.01(d)(C) of the Collateral Agreement executed by Holdings and its Subsidiaries and Section 4.2(a) of the Collateral Agreement executed by Pacific Energy and certain of its subsidiaries, all outstanding Equity Interests in each Domestic Subsidiary (other than, prior to the Laurus Payout Date, the subsidiaries of Carneros Acquisition Corp.) and all other Equity Interests owned by or on behalf of any Loan Party shall have been pledged pursuant to the Collateral Agreement and subject to the Intercreditor Agreement and the Pacific Energy Intercreditor Agreement, the Agent shall have received (to the extent such Equity Interests are certificated securities) certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

         (d) all Indebtedness of Pacific Energy, Holdings, the Borrower and any of their respective subsidiaries that is owing to any Loan Party shall have been pledged pursuant to the applicable Collateral Agreement and, to the extent such Indebtedness is evidenced by a promissory note, subject to the Intercreditor Agreement and the Pacific Energy Intercreditor Agreement, the Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

         (e) with respect to Mortgaged Property owned by the Borrower or any Subsidiary, the Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) tax Lien searches at the applicable State's central filing system and Uniform Commercial Code searches in form and substance reasonably satisfactory to the Agent, (iii) opinions of counsel in the jurisdictions in which such Mortgaged Properties on the Closing Date are located, addressed to the Agent and each Lender, with respect to title to Leases included in the Oil and Gas Properties on the Closing Date that represent 80% of the Proved PV-10% (as determined by reference to the Reserve Report as of June 30, 2006 delivered to the Agent prior to the Closing Date), in form and substance reasonably satisfactory to the Agent, (iv) on the Closing Date and on the date of any acquisition of a Mortgaged Property, opinions of counsel in the jurisdictions in which such Mortgaged Property is located, addressed to the Agent and each Lender, with respect to the enforceability and validity of the Mortgages thereon and any related fixture filings, in form and substance reasonably satisfactory to the Agent and (v) all such other items as shall be reasonably necessary in the opinion of counsel to the Agent to create and evidence a valid and perfected first priority mortgage Lien and provide appropriate notice and filing of such Lien on such Mortgaged Property, subject only to Liens permitted pursuant to Section 6.02;

         (f) with respect to Mortgaged Property owned by Pacific Energy or any other Loan Party (other than those set forth in clause (e) above), the Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) tax Lien searches at the applicable State's central filing system and Uniform Commercial Code searches in form and substance reasonably satisfactory to the Agent, (iii) on the Closing Date and on the date of any acquisition of a Mortgaged Property, opinions of counsel in the jurisdictions in which such Mortgaged Property is located, addressed to the Agent and each Lender, with respect to the enforceability and validity of the Mortgages thereon and any related fixture filings, in form and substance reasonably satisfactory to the Agent and (v) all such other items as shall be reasonably necessary in the opinion of counsel to the Agent to create and evidence a valid and perfected mortgage Lien, prior to all other Liens other than those granted (A) in the case of Holdings and its subsidiaries, Liens granted pursuant to the First Lien Credit Agreement, (B) in the case of Pacific Energy and its subsidiaries (other than those covered in clause (A) above), Liens securing the 2006 PERL Credit Agreement and other Liens permitted to have priority over such Liens under the terms of the 2006 PERL Credit Agreement or
(C) Liens permitted by Section 6.02 that have priority as a matter of law, Liens granted pursuant to the 2006 PERL Credit Agreement and provide appropriate notice and filing of such Lien on such Mortgaged Property, subject only to Liens permitted pursuant to Section 6.02;

         (g) the Agent shall have received from each applicable Loan Party and each applicable depository bank or securities intermediary, an executed counterpart of an Account Control Agreement in respect of each deposit account and securities account of any Loan Party that is required to be subject to an Account Control Agreement by Section 4.04(b) of the Collateral Agreement;

         (h) all documents and instruments, including Uniform Commercial Code financing statements and filings with the MMS, BLM and DNR, required by law or reasonably requested by the Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Agent for filing, registration or recording, and all filing, recording and similar fees and Taxes payable in connection with the foregoing shall have been paid or provided for in a manner reasonably satisfactory to the Agent; and

         (i) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

         "COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender to make Loans hereunder as set forth on Schedule 2.01.

         "CONSOLIDATED EBITDA" shall mean, for each trailing four fiscal quarter period, the sum of (i) the Consolidated Net Income of Holdings and its subsidiaries during such period, plus (ii) all interest paid during such period on Indebtedness (including amortization of original issue discount and the interest component of any deferred payment obligations and capital lease obligations) which was deducted in determining such Consolidated Net Income, plus (iii) all income or franchise taxes, if any, payable by Holdings or its subsidiaries which were deducted in determining, such Consolidated Net Income, plus (iv) all depreciation, amortization (including amortization of good will and debt issuance costs), depletion, and other non-cash charges (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP and including those resulting from the mark to market of Hedging Agreement) which were deducted in determining such Consolidated Net Income, minus (v) all non-cash items of income or gain (including those resulting from the mark to market of Hedging Agreement) which were included in determining such Consolidated Net Income. Notwithstanding any other provision in this Agreement, "CONSOLIDATED EBITDA" determined at the end of any fiscal quarter ending on or prior to March 31, 2008 shall be deemed to be the Annualized Consolidated EBITDA for the four fiscal quarter period ending on such date.

         "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, the sum (determined without duplication) of the aggregate gross interest expense of Holdings and its subsidiaries for such period, including to the extent included in interest expense under GAAP: (a) amortization of debt discount, (b) capitalized interest, (c) the portion of any payments or accruals under Capital Leases allocable to interest expense, plus the portion of any payments or accruals under Synthetic Leases allocable to interest expense, whether or not the same constitutes interest expense under GAAP and (d) dividends on Disqualified Stock.

         "CONSOLIDATED NET INCOME" shall mean, as to any Person or Persons for any period, the gross revenues of such Person or Persons for such period, plus any cash dividends or distributions actually received by such Person or Persons from any other business entity, minus all expenses and other proper charges (including taxes on income, to the extent imposed upon such Person or Persons but excluding charges for accrued unpaid dividends on preferred stock of such Person or Persons for such period), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding minority interests, but excluding the net earnings of any other business entity in which such Person or Persons has an ownership interest.

          "CONTRACTS" shall mean all contracts, agreements, operating agreements, farm-out or farm-in agreements, sharing agreements, mineral purchase agreements, contracts for the purchase, exchange, transportation, processing or sale of Hydrocarbons, rights-of-way, easements, surface leases, equipment leases, permits, franchises, licenses, pooling or unitization agreements, and unit or pooling designations and orders now or hereafter affecting any of the Oil and Gas Properties, Operating Equipment, Fixture Operating Equipment or Hydrocarbons now or hereafter covered hereby, or which are useful or appropriate in drilling for, producing, treating, handling, storing, transporting or marketing oil, gas or other minerals produced from any of the Oil and Gas Properties, and all as such contracts and agreements as they may be amended, supplemented or otherwise modified from time to time.

         "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

         "COOK INLET" SHALL MEAN Cook Inlet Pipe Line Company, a Delaware corporation.

         "CURRENT ASSETS" shall mean, at any time, the consolidated current assets (other than cash, Permitted Investments and FAS 133 assets) of Holdings, the Borrower and the Subsidiaries in accordance with GAAP.

         "CURRENT LIABILITIES" shall mean, at any time, the consolidated current liabilities of Holdings, the Borrower and the Subsidiaries at such time (excluding, without duplication, the current portion of any long-term Indebtedness not yet due and FAS 133 liabilities) in accordance with GAAP.

         "DNR" shall mean the State of Alaska Department of Natural Resources.

         "DECLINED AMOUNTS" shall have the meaning assigned to such term in
Section 2.12(f).

         "DEFAULT" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

         "DIRECT TAXES" SHALL MEAN any severance, ad valorem, or other direct taxes on properties owned by any Loan Party or the production therefrom or the proceeds of such production; provided that federal, state, or local income or franchise taxes shall in no event be considered Direct Taxes.

         "DISQUALIFIED STOCK" shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Maturity Date (determined without regard to the proviso of the definition thereof unless the Agent and the Borrower shall have agreed the Maturity Date is February 24, 2009), or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the first anniversary of the Maturity Date (determined without regard to the proviso of the definition thereof unless the Agent and the Borrower shall have agreed the Maturity Date is February 24, 2009).

         "DOCUMENTATION AGENT" shall have the meaning assigned to such term in the introductory paragraph.

         "DOLLARS" or "$" shall mean lawful money of the United States of America.

         "DOMESTIC SUBSIDIARY" shall mean a subsidiary of Pacific Energy incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

         "EFFECTIVE DATE" shall mean the first date on which the conditions specified in Article IV are satisfied (or waived in accordance with Section 9.09).

         "ELIGIBLE MORTGAGED PROPERTIES" SHALL MEAN, collectively, those Oil and Gas Properties (a) which are owned by the Borrower or any other Loan Party and mortgaged to the Agent to secure the Loan Document Obligations, (b) for which the Agent has received title opinions or other title information concerning such interests in form, substance and authorship satisfactory to the Agent, (c) are free and clear of all Liens other than Liens permitted under Section 6.02, and
(d) which are subject to an ORRI Conveyance.

         "ENVIRONMENTAL LAWS" shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

         "ENVIRONMENTAL LIABILITY" shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "EQUITY INTERESTS" shall mean shares of capital stock, partnership interests, and membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

         "EQUITY ISSUANCE" shall mean the issuance or sale by Holdings or the Borrower of any Equity Interests in Holdings or the Borrower, as applicable.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA EVENT" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) and, on and after the effectiveness of the Pension Act, any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or

Section 302 of ERISA) applicable to such Plan, whether or not waived, (c) the filing pursuant to Section 412 of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, (g) on an after the effectiveness of the Pension Act, a determination that any Plan is, or is expected to be, in "at risk" status (within the meaning of Section 303(i)(4)(a) of ERISA or Section 430(i)(4)(A) of the Code), (h) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA (or, after the effectiveness of the Pension Act, that a Multiemployer Plan is endangered or in critical status within the meaning of Section 305 of ERISA) or
(i) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of the Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable.

         "EURODOLLAR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Article VII.

         "EXCESS CASH FLOW" shall mean, for any fiscal year of Holdings and its subsidiaries, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year and (ii) reductions to noncash working capital of Holdings and its subsidiaries for such fiscal year (i.e. , the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year) over (b) the sum, without duplication, of (i) the amount of any Taxes paid or payable in cash by Holdings and its subsidiaries with respect to such fiscal year, (ii) Consolidated Interest Expense for such fiscal year paid in cash, (iii) Capital Expenditures made in cash during such fiscal year, except to the extent financed with the proceeds of Indebtedness, issuances of Equity Interests, casualty proceeds, condemnation proceeds, other proceeds that would not be included in Consolidated EBITDA, (iv) permanent repayments of Indebtedness (other than mandatory prepayments of Loans under Section 2.12) made in cash by Holdings and its subsidiaries during such fiscal year, but only to the extent that the Indebtedness so prepaid by its terms cannot be reborrowed or redrawn and such prepayments do not occur in connection with a refinancing of all or any portion of such Indebtedness, (v) additions to noncash working capital for such fiscal year (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year) and (vi) to the extent not Capital Expenditures, cash exploration expenses and cash asset retirement expenses incurred during such fiscal year, except to the extent financed with the proceeds of Indebtedness, issuances of Equity Interests, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA.

         "EXTRAORDINARY RECEIPTS" shall mean the receipt by Holdings, the Borrower or any of the Subsidiaries of any non-ordinary course tax refunds, pension plan reversions, judgments, litigation settlements or non-casualty insurance proceeds.

          "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

         "FEE LETTER" shall mean the Second Amended and Restated Additional Assets and Fee Letter dated as of August 24, 2007, between Pacific Energy, Silver Point and J. Aron & Company.

          "FINANCIAL OFFICER" of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

         "FIRST LIEN AGENT" shall mean the "Agent", as defined in the First Lien Credit Agreement.

         "FIRST LIEN CREDIT AGREEMENT" shall mean the First Lien Credit Agreement dated as of the date hereof, among the Borrower, Holdings, the lenders from time to time party thereto and Silver Point, as administrative agent and collateral agent, as amended, supplemented or otherwise modified from time to time.

         "FIRST LIEN LENDERS" shall mean "Lenders", as defined in the First Lien Credit Agreement.

         "FIRST LIEN LOAN DOCUMENTS" shall mean "Loan Documents", as defined in the First Lien Credit Agreement.

         "FIRST LIEN LOAN PARTIES" shall mean "Loan Parties", as defined in the First Lien Credit Agreement.

         "FIRST LIEN LOANS" shall mean "Loans", as defined in the First Lien Credit Agreement.

         "FIRST LIEN OBLIGATIONS" shall mean "Obligations", as defined in the First Lien Credit Agreement.

         "FIRST LIEN SECURED PARTY" shall mean "Secured Party", as defined in the First Lien Credit Agreement.

         "FIXTURE OPERATING EQUIPMENT" shall mean any of the items described in the first sentence of the definition of "Operating Equipment" which as a result of being incorporated into realty or structures or improvements located therein or thereon, with the intent that they remain there permanently, constitute fixtures under the laws of the state in which such equipment is located.

         "FOREIGN SUBSIDIARY" shall mean any subsidiary of Pacific Energy that is not a Domestic Subsidiary.

         "GAAP" shall mean

         (a) Prior to registration of Holdings's capital stock pursuant to the Securities Act, generally accepted accounting principles consistently applied which are in effect from time to time in Canada, as set out in the "CICA Handbook" published by the Canadian Institute of Chartered Accountants, as amended, replaced or republished from time to time and which, in the case of Holdings and its subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices are applied to Holdings's audited consolidated financial statements as of December 31, 2006. If any change in any accounting principle or practice is required by the Canadian Institute of Chartered Accountants (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Holdings or with respect to Holdings and its subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender and Required Lenders agree to such change insofar as it affects the accounting of Holdings or of Holdings and its subsidiaries.

         (b) Upon and following the registration of Holdings's capital stock pursuant to the Securities Act, generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Holdings and its subsidiaries, are applied in a consistent manner. Upon any such registration, all reports and financial statements required hereunder with respect to Holdings or with respect to Holdings and its subsidiaries may be prepared in accordance with such principles and practices, but all calculations and determinations to be made hereunder may be made in accordance with such principles and practices only after notice of such registration is given to each Lender and Required Lenders agree to such principles and practices insofar as it affects the accounting of Holdings or of Holdings and its subsidiaries. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Holdings or with respect to Holdings and its subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender and Required Lenders agree to such change insofar as it affects the accounting of Holdings or of Holdings and its subsidiaries.

         "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "GOVERNMENTAL REQUIREMENT" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

         "GRANTING LENDER" shall have the meaning assigned to such term in
Section 9.04(h).

         "GUARANTEE" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         "GUARANTY" shall mean the Second Lien Guaranty, dated as of August 24, 2007, among Pacific Energy and certain subsidiaries of Pacific Energy in favor of the Agent for the benefit of the Secured Parties.

         "HAZARDOUS MATERIALS" shall mean (a) petroleum and any petroleum products or Hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

         "HEDGING AGREEMENT" shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement. The "PRINCIPAL AMOUNT" of the obligations of any person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (after giving effect to any netting agreements) that such person would be required to pay if such Hedging Agreement were terminated at such time.

         "HOLDINGS" shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

         "HYDROCARBON INTERESTS" shall mean all rights, titles, interests and estates now owned or hereafter acquired in and to oil and gas leases, leasehold interests and licenses, oil, gas and mineral leases or other liquid or gaseous hydrocarbon licenses, leases, fee mineral interests, term mineral interests, subleases, mineral servitudes, farm-outs, royalties, overriding royalty and royalty interests, non-consent interests arising out of or pursuant to Contracts, net profit interests, net revenue and profit interests, oil payments, production payments, production payment interests and similar interests and estates, including all reserved or residual interests of whatever nature and all reversionary or carried interests relating to any of the foregoing. Unless otherwise indicated herein, each reference to the term "HYDROCARBON INTERESTS" shall mean Hydrocarbon Interests of the Borrower and the Subsidiaries.

         "HYDROCARBONS" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel and all products refined, separated, settled or dehydrated therefrom.

         "INDEBTEDNESS" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets acquired by such person, (d) all obligations of such person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business and paid within 90 days of the incurrence thereof (or if earlier, when due)), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such person of Indebtedness of others, (g) all Capital Lease Obligations and Synthetic Lease Obligations of such person,

(h) all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, in respect of bankers' acceptances, (j) all obligations of such person with respect to any arrangement, directly or indirectly, whereby such person or its subsidiaries shall sell or transfer any material asset, and whereby such person or any of its subsidiaries shall then or immediately thereafter rent or lease as lessee such asset or any part thereof, (k) all obligations with respect to payments received in consideration of oil, gas or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts and the undischarged balance of any production payment), and (l) all net payments that such person would have to make in the event of an early termination under any Hedging Agreement if, on the date Indebtedness of such person is being determined, such Hedging Agreement became subject to an early termination as of such date. The Indebtedness of any person shall include the Indebtedness of any other person (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such person is not liable therefor.

         "INDEMNITEE" has the meaning ascribed to such term in Section 9.06(b).

         "INDEPENDENT ENGINEER" shall mean (a) DeGolyer and MacNaughton, (b) Ryder Scott Company Petroleum Engineers, (c) Netherland, Sewell & Associates, Inc., or (d) another independent petroleum engineer acceptable to the Agent.

         "INTERCOMPANY SERVICES AGREEMENT" shall mean (a) the Transition Services Agreement or (b) one or more service agreements, in form and substance acceptable to the Agent, pursuant to which the services provided for under the agreement described in the Transition Services Agreement are performed by an entity of established reputation in the oil and gas industry on terms (including pricing) and conditions then consistent with standard industry practice for such services.

         "INTERCREDITOR AGREEMENT" shall mean the Intercreditor Agreement, substantially in the form of EXHIBIT D-1, among the Agent, the First Lien Agent, Holdings and the Borrower.

         "INTEREST PAYMENT DATE" shall mean (a) with respect to any ABR Loan,
(i) the last day of each month, commencing on the first such date to occur after the Closing Date and (ii) the Maturity Date, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a party.

         "INTEREST PERIOD" shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is three months thereafter; PROVIDED, HOWEVER, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "LAURUS PAYOUT DATE" shall mean the date on which all principal, interest and fees in respect of the Indebtedness arising under the Carneros Secured Term Note have been paid in full.

         "LEASES" shall mean all oil and gas leases in respect of Real Property containing proved, probable or possible oil or gas reserves to which the Pacific Energy or any of its subsidiaries is a party.

         "LENDERS" shall mean the persons listed on SCHEDULE 2.01 and any other person that has become a party hereto pursuant to an Assignment and Acceptance, other than any such person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

         "LEVERAGE RATIO" shall mean, on any date, the ratio of (a) Total Debt on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

         "LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars (as set forth by any service selected by the Agent that has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; PROVIDED that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO RATE" shall be the interest rate per annum determined by the Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

         "LIEN" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "LOAN DOCUMENTS" shall mean this Agreement, the Security Documents, the Agency Fee Letter, the Fee Letter, the Closing Date Letter Agreement, the Side Letter, dated as of August 24, 2007 by Pacific Energy in favor of Silver Point Finance, LLC and J. Aron & Company, the ORRI Conveyances, the promissory notes, if any, executed and delivered pursuant to Section 2.03(e), and all other certificates, instruments or agreements executed and delivered by a Loan Party in connection with any of the foregoing.

         "LOAN DOCUMENT OBLIGATIONS" shall mean (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of, or which would have accrued but for, any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower to any of the Secured Parties under this Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents to which it is a party and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to the Security Documents and each of the other Loan Documents to which it is a party.

         "LOAN PARTIES" shall mean Pacific Energy, Holdings, the Borrower and the Subsidiary Loan Parties.

         "LOANS" shall mean Tranche B-1 Loans or Tranche B-2 Loans made by a Lender to the Borrower pursuant to Section 2.01.

         "MAKE-WHOLE EXPIRY DATE" shall have the meaning assigned to such term in Section 2.11(d).

          "MARGIN STOCK" shall have the meaning assigned to such term in Regulation U.

         "MASTER CONVEYANCE" shall mean (a) the Master Conveyance dated effective as of January 1, 2007, between Forest Oil Corporation, a corporation organized under the laws of the State of New York and the Borrower.

         "MATERIAL ADVERSE EFFECT" shall mean (a) a materially adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise), or operating results of Holdings and its subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or (c) a material impairment of the rights and remedies of or benefits available to the Lenders under any Loan Document.

         "MATERIAL CONTRACT" SHALL MEAN, collectively, (i) any contract or other arrangement to which Holdings, the Borrower or any of the Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew (in the case of contracts or arrangements that are, by their terms, renewable at the option of the Borrower or a Subsidiary) could reasonably be expected to have a Material Adverse Effect, (ii) any agreement or instrument evidencing or governing Indebtedness and (iii) any "Material Contract" as defined in the 2006 PERL Credit Agreement.

          "MATERIAL INDEBTEDNESS" shall mean Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of Pacific Energy, Holdings, the Borrower or any of their respective subsidiaries (other than the Carneros Entities during the period they are not a Loan Party) in an aggregate principal amount exceeding $2,500,000.

         "MATURITY DATE" shall mean February 24, 2012; PROVIDED that if Successful Syndication (as defined in the First Lien Credit Agreement) of the Commitments under the First Lien Credit Agreement has not occurred on or prior to September 15, 2007, the "Maturity Date" shall mean February 24, 2009.

         "MEMBERSHIP INTEREST ASSIGNMENT" shall mean the Assignment of Right, Title and Interest to Membership Interest dated effective as of January 1, 2007 by and between Forest Alaska Holding LLC, as Assignor, and Holdings, as Assignee.

         "MEMBERSHIP INTEREST PURCHASE AGREEMENT" shall have the meaning assigned to such term in the recitals to this Agreement.

         "MMS" shall mean the United States Department of Interior Minerals Management Service.

         "MMS LEASES" shall mean the oil and gas leases in respect of Real Property located on offshore Outer Continental Shelf lands over which the MMS has jurisdiction.

         "MODIFIED PDNP NPV" shall mean, at any time in question, a percentage, selected by the Agent in its sole discretion, from fifty percent (50%) to and including seventy-five percent (75%) of the NPV of all Proved Developed Nonproducing Reserves attributed to the Eligible Mortgaged Properties in the then most recent Reserve Report, provided that (i) the capital expenditures necessary to bring such reserves into production (as contemplated in such Reserve Report) have actually been scheduled by the Borrower to be made at or prior to the time contemplated in such Reserve Report, and (ii) the Borrower reasonably expects that it will have funds available to make such capital expenditures.

         "MODIFIED PDP NPV" shall mean, at any time in question, a percentage, selected by the Agent in its sole discretion, from eighty percent (80%) to and including one hundred percent (100%) of the NPV of all Proved Developed Producing Reserves attributed to the Eligible Mortgaged Properties in the most recent Reserve Report.

         "MODIFIED PUD NPV" shall mean, at any time in question, a percentage, selected by the Agent in its sole discretion, from twenty percent (20%) to and including fifty percent (50%) of the NPV of all Proved Undeveloped Reserves attributed to the Eligible Mortgaged Properties in the then most recent Reserve Report, provided that (i) the capital expenditures necessary to bring such reserves into production (as contemplated in such Reserve Report) have actually been scheduled by the Borrower to be made at or prior to the time contemplated in such Reserve Report, and (ii) the Borrower reasonably expects that it will have funds available to make such capital expenditures.

         "MODIFIED PROVED NPV" shall mean, at any time in question, the sum of Modified PDP NPV, Modified PDNP NPV, and Modified PUD NPV as each has been most recently determined. No category of reserves other than Proved Reserves shall be taken into account in determining Modified Proved NPV.

         "MOODY'S" shall mean Moody's Investors Service, Inc., or any successor thereto.

         "MORTGAGED PROPERTIES" shall mean (a) all Real Property of any Loan Party on the Closing Date and listed on Schedule 1.01(b) and (b) any after acquired Real Property of any Loan Party having a gross purchase price of $1,000,000 or more at the time of the acquisition thereof.

         "MORTGAGES" shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents substantially in the form of EXHIBIT E or in other forms reasonably acceptable to the Agent and the Borrower.

         "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

         "NET CASH PROCEEDS" shall mean (a) with respect to any Asset Sale, the cash proceeds thereof (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of
(i) selling and other expenses (including reasonable broker's fees or commissions, legal fees, transfer and similar taxes, Hedging Agreement termination costs and the Borrower's good faith estimate of income taxes actually paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds),
(iii) any amount payable in respect of any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (excluding any such Indebtedness assumed by the purchaser of such asset) and (iv) prior to the Maturity Date, any amount required to be used to repay the First Lien Loan under the First Lien Credit Agreement; provided, however, that, if (x) the Borrower shall deliver a certificate of a Financial Officer of the Borrower to the Agent at the time of receipt thereof setting forth the Borrower's intent to reinvest such proceeds to acquire, maintain, explore, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower and the Subsidiaries within 180 days of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of the delivery of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such 180 day period, at which time such proceeds shall be deemed to be Net Cash Proceeds, (b) with respect to any issuance or incurrence of Indebtedness or any Equity Issuance, the cash proceeds thereof (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith and (c) with respect to any Extraordinary Receipts, the cash proceeds thereof (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received).

         "NPV" shall mean, with respect to any Proved Reserves expected to be produced from any undivided interests in oil and gas properties, the net present value, discounted at 10% per annum, of the future net revenues expected to accrue to any of Holdings's, the Borrower's or any Subsidiary that is a Loan Party's interests in such Proved Reserves (after deducting all existing burdens) during the remaining expected economic lives of such Proved Reserves. Each calculation of such expected future net revenues shall be made in accordance with the then existing standards of the Society of Petroleum Engineers, provided that in any event (a) appropriate deductions shall be made for severance and ad valorem taxes, and for operating (including purchasing and injecting water), gathering, transportation and marketing costs required for the production and sale of such reserves, (b) the pricing assumptions and escalations used in determining the NPV for any particular reserves shall be the Agreed Pricing (or any other pricing assumptions to which the Borrower and Required Lenders may agree), and (c) deductions shall be made for capital expenditures (including plugging and abandonment costs) that are included in the Approved Plan of Development or that have otherwise approved in writing by Required Lenders. NPV shall be calculated hereunder in connection with each Reserve Report, either by Company, by the Agent, or by the engineering firm who prepares such Reserve Report; in the event of any conflict, the Agent's calculation shall be conclusive and final, absent manifest error.

         "NYMEX" shall mean the New York Mercantile Exchange.

         "OIL AND GAS PROPERTIES" shall mean (a) Hydrocarbon Interests, (b) properties and assets now or hereafter pooled or unitized with Hydrocarbon Interests, (c) all currently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests, (d) all operating agreements, contracts and other Contracts, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests, (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests, (f) all tenements, hereditaments, appurtenances and properties and assets in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all properties and assets, rights, titles, interests and estates described or referred to above, including any and all properties and assets, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or properties and assets (excluding drilling rigs, automotive equipment, rental equipment or other personal property or assets which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Unless otherwise indicated herein, each reference to the term "OIL AND GAS PROPERTIES" shall mean Oil and Gas Properties of the Borrower and the Subsidiaries.

         "OPERATING EQUIPMENT" shall mean all surface or subsurface machinery, equipment, facilities, supplies or other properties and assets of whatsoever kind or nature now or hereafter located on any of the properties or assets affected by the Oil and Gas Properties which are useful for the production, treatment, storage or transportation of Hydrocarbons, including all oil wells, gas wells, water wells, injection wells, casing, tubing, rods, pumping units and engines, Christmas trees, derricks, separators, gun barrels, flow lines, pipelines, tanks, gas systems (for gathering, treating and compression), water systems (for treating, disposal and injection), supplies, derricks, wells, power plants, poles, cables, wires, meters, processing plants, compressors, dehydration units, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading racks, shipping facilities and all additions, substitutes and replacements for, and accessories and attachments to, any of the foregoing. "OPERATING EQUIPMENT" shall not include any items incorporated into realty or structures or improvements located therein or thereon in such a manner that they no longer remain personal property under the laws of the State in which such equipment is located.

         "ORRI CONVEYANCES" shall have the meaning assigned to such term in the Fee Letter.

         "OTHER TAXES" shall mean any and all present or future stamp, registration, recording, filing, transfer, documentary, excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to or in connection with, any Loan Document.

         "PACIFIC ENERGY" shall have the meaning assigned to such term in the recitals to this Agreement.

         "PACIFIC ENERGY INTERCREDITOR AGREEMENT" shall mean the Intercreditor Agreement, substantially in the form of Exhibit D-2, among the Agent, J. Aron & Company as Administrative Agent under the 2006 PERL Credit Agreement and Pacific Energy.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         "PDP COLLATERAL COVERAGE RATIO" shall mean, as of any date of determination, the quotient obtained by dividing the Modified PDP NPV as determined for such day in the applicable Reserve Report, by all Indebtedness of Holdings and its subsidiaries outstanding at the end of such day, exclusive of any Indebtedness resulting from the mark to market of Hedging Agreements, the 2006 PERL Credit Agreement and the Subordinated Seller Note.

         "PDP PV-10%" shall mean, on any date, 100% of the present value of future revenues less severance and ad valorem taxes, operating expenses and capital expenditures of the proved developed producing oil and gas reserves attributable to the Oil and Gas Properties, as evaluated in the most recently delivered Reserve Report in respect of proved developed producing oil and gas reserves attributable to the Oil and Gas Properties, discounted at a rate of 10% and utilizing the monthly crude oil (WTI) and natural gas (Henry Hub) prices, in each case based upon (i) the actual monthly price quoted on NYMEX on such date for the corresponding month through the 60th month from such date and (ii) the arithmetic monthly average for months 49 through 60 for each month after the 60th month. The amount of the PDP PV-10% then in effect shall be (a) calculated on a PRO FORMA basis for dispositions and acquisitions consummated since the date of the most recently delivered Reserve Report in respect of proved developed producing oil and gas reserves attributable to the Oil and Gas Properties to the extent that a reserve report reasonably acceptable to the Agent in respect of proved developed producing oil and gas reserves attributable to such disposition or acquisition is available and (b) adjusted to give effect to the Borrower's and the Subsidiaries' commodity hedges then in effect.

         "PENSION ACT" shall mean the Pension Protection Act of 2006.

         "PERFECTION CERTIFICATE" shall mean the Perfection Certificate substantially in the form of EXHIBIT B to the Collateral Agreement.

         "PERMITTED ACQUISITION" shall mean the acquisition by the Borrower or any Subsidiary of all or substantially all of the assets of a person or a line of business of such person, or not less than 100% of the Equity Interests (other than directors' qualifying shares) in a person (referred to herein as the "ACQUIRED ENTITY"); PROVIDED that (i) such acquisition was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Pacific Energy, Holdings, the Borrower or any of their respective Subsidiaries, (ii) the Acquired Entity shall be in a similar line of business as that of the Borrower and the Subsidiaries as conducted during the current and most recent calendar year and (iii) at the time of such transaction (A) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (B) the Borrower would be in compliance with the covenants set forth in Sections 6.11 and 6.12 as of the most recently completed period of four consecutive fiscal quarters ending prior to such transaction for which the financial statements and certificates required by
Section 5.04(a) or 5.04(b), as the case may be, have been delivered, after giving PRO FORMA effect to such transaction, any related incurrences of Indebtedness and any other event occurring after such period as to which PRO FORMA recalculation is appropriate (including any other transaction described in this definition occurring after such period) as if such transaction had occurred as of the first day of such period, (C) (I) the total consideration paid in connection with such acquisition and any other acquisitions pursuant to Section 6.04(g) (including any Indebtedness of the Acquired Entity that is assumed by the Borrower or any Subsidiary following such acquisition and any payments following such acquisition pursuant to earn-out provisions or similar obligations) made in the same fiscal year, together with all investments in Oil and Gas Properties made pursuant to Section 6.04(k) in such fiscal year, shall not in the aggregate exceed $7,500,000 and (II) the total consideration paid in connection with such acquisition and any other acquisitions pursuant to Section 6.04(g) (including any Indebtedness of the Acquired Entity that is assumed by the Borrower or any Subsidiary following such acquisition and any payments following such acquisition pursuant to earn-out provisions or similar obligations) during the term of this Agreement, together with all investments in Oil and Gas Properties made pursuant to Section 6.04(k) during the term of this Agreement, shall not in the aggregate exceed $25,000,000, (D) the Borrower shall have delivered a certificate of a Financial Officer of the Borrower, certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form and substance satisfactory to the Agent and (E) the Borrower shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Section 5.12 and the Security Documents.

         "PERMITTED G&A EXPENSE AMOUNT" shall mean the amount of $2,000,000 per fiscal quarter; provided that such amount shall be reduced to $1,000,000 for any fiscal quarter during which a Default or Event of Default exists or existed.

         "PERMITTED INVESTMENTS" shall mean with respect to any Person, any direct or indirect advance, loan, guarantee of liabilities (including all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person:

         (a) in open market commercial paper, maturing within 270 days after acquisition thereof, which is rated at least A 1 by S&P or P 1 by Moody's.

         (b) in marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America.

         (c) in demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose certificates of deposit are rated at least Aa3 by Moody's or AA- by S&P.

         (d) in repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (b) above entered into with any commercial bank meeting the specifications of clause (c) above.

         (e) in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (a) through (d) above.

         "PERMITTED REFINANCING INDEBTEDNESS" shall mean any Indebtedness (other than obligations under Hedging Agreements) issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, defease or refund (collectively, to "REFINANCE") the Indebtedness (other than obligations under Hedging Agreements) being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); PROVIDED that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (PLUS unpaid accrued interest, underwriting discounts, origination fees and premium thereon), (b) the average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to that of the Indebtedness being Refinanced, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Loan Document Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing Indebtedness shall have different obligors, or greater guarantees or

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security, than the Indebtedness being Refinanced, (e) if the Indebtedness being
Refinanced is secured by any collateral (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Permitted Refinancing Indebtedness may be secured by such collateral on terms (including Lien subordination terms) no less favorable to the Secured Parties than those contained in the documentation governing the Indebtedness being Refinanced and
(f) the Subordinated Seller Note shall not be repaid, amended, Refinanced or other otherwise modified prior to the Maturity Date.

         "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

         "PLAN" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "PRIME RATE" shall mean the rate of interest quoted in THE WALL STREET JOURNAL, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least seventy five percent (75%) of the nation's thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          "PROVED COLLATERAL COVERAGE RATIO" shall mean, as of any December 31 or June 30, the quotient obtained by dividing the Modified Proved NPV as determined for such day in the applicable Reserve Report, by all Indebtedness of Holdings, the Borrower and its Subsidiaries outstanding at the end of such day, exclusive of any Indebtedness resulting from the mark to market of Hedging Agreements, the 2006 PERL Credit Agreement and the Subordinated Seller Note.

         "PROVED PV-10%" shall mean, on any date, 100% of the present value of future revenues less severance and ad valorem taxes, operating expenses and capital expenditures of the proved oil and gas reserves attributable to the Oil and Gas Properties, as evaluated in the most recently delivered Reserve Report in respect of proved oil and gas reserves attributable to the Oil and Gas Properties, discounted at a rate of 10% and utilizing the monthly crude oil
(WTI) and natural gas (Henry Hub) prices, in each case based upon (i) the actual monthly price quoted on NYMEX on such date for the corresponding month through the 60th month from such date and (ii) the arithmetic monthly average for months 49 through 60 for each month after the 60th month. The amount of the Proved PV-10% then in effect shall be (a) calculated on a PRO FORMA basis for dispositions and acquisitions consummated since the date of the most recently delivered Reserve Report in respect of proved oil and gas reserves attributable to the Oil and Gas Properties to the extent that a reserve report reasonably acceptable to the Agent in respect of proved oil and gas reserves attributable to such disposition or acquisition is available and (b) adjusted to give effect to the Borrower's and the Subsidiaries' commodity hedges then in effect.

         "PROVED RESERVES" shall mean "Proved Reserves" as defined in the Definitions for Oil and Gas Reserves (in this paragraph, the "Definitions") promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question. "PROVED DEVELOPED PRODUCING RESERVES" shall mean Proved Reserves which are categorized as both "Developed" and "Producing" in the Definitions, "PROVED DEVELOPED NONPRODUCING RESERVES" shall mean Proved Reserves which are categorized as both "Developed" and "Nonproducing" in the Definitions, and "PROVED UNDEVELOPED RESERVES" shall mean Proved Reserves which are categorized as "Undeveloped" in the Definitions, provided that the following criteria shall also apply to Proved Developed Producing Reserves: (a) no reserves shall be classified as Proved Developed Producing Reserves until a minimum of forty-five (45) days of production have occurred in at least one consecutive period of sixty (60) days following any operation, workover or capital expenditure, and (b) during such forty-five (45) days of production, the well relating to such reserves must be tested a minimum of three (3) times for at least twenty-four (24) hours of continuous duration.

         "PURCHASE DATE" shall have the meaning assigned to such term in Section 2.21.

         "REAL PROPERTY" shall mean, collectively, all right, title and interest of Pacific Energy, Holdings, the Borrower or any of their respective subsidiaries in and to any and all parcels of real property owned, leased or operated by Pacific Energy and its subsidiaries together with all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof, including all Oil and Gas Properties that constitute real property.

         "REGISTER" shall have the meaning assigned to such term in Section 9.05(a).

         "REGULATION T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof

         "RELATED AGREEMENTS" shall mean, collectively, (i) the Acquisition Agreements and (ii) the Intercompany Services Agreement.

         "RELATED FUND" shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor. With respect to Silver Point, "RELATED FUND" shall also include any swap, special purpose vehicles purchasing or acquiring security interests in collateralized loan obligations or any other vehicle through which Silver Point may leverage its investments from time to time.

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

         "RELATED PARTIES" shall mean, with respect to any specified person, such person's Affiliates and the directors, trustees, officers, employees, agents and advisors of such person and such person's Affiliates.

         "RELEASE" shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

         "REQUIRED LENDERS" shall mean, at any time, Lenders having Loans representing more than 50% of the sum of all Loans outstanding at such time.

         "RESERVE REPORT" shall mean (a) each of the reserve reports referred to in Section 3.05(b) and (c) any other reserve report delivered to the Agent or any Lender pursuant to or in connection with this Agreement.

         "RESPONSIBLE OFFICER" of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement, including a reserve engineer of seniority reasonably acceptable to the Agent.

         "RESTRICTED INDEBTEDNESS" shall mean Indebtedness of Holdings, the Borrower or any of their respective subsidiaries, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.06(b).

         "RESTRICTED PAYMENT" shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings, the Borrower or any Subsidiary.

         "ROYALTY OWNER" has the meaning ascribed to such term in the Fee Letter

         "SECURED PARTIES" shall mean (a) the Lenders, (b) the Agent, (c) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, (d) any Persons to whom any Loan Document Obligations are at any time owed and (e) the successors and permitted assigns of each of the foregoing.

         "SECURITY DOCUMENTS" shall mean the Mortgages, the Collateral Agreement, the Guaranty, the Account Control Agreements, the Intercreditor Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12.

         "SILVER POINT" shall have the meaning assigned to such term in the introductory paragraph.

         "SPC" shall have the meaning assigned to such term in Section 9.04(h).

         "S&P" shall mean Standard & Poor's Ratings Service, a division of the McGraw-Hill Companies, Inc., or any successor thereto.

         "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one MINUS the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "SUBORDINATED INDEBTEDNESS" of a person means any Indebtedness of such person the payment of which is subordinated to the payment of Loan Document Obligations, and shall include, in any event, Indebtedness of the Loan Parties under the Subordinated Seller Note.

         "SUBORDINATED SELLER NOTE" shall mean that certain Subordinated Accreting Note, dated as of August 24, 2007, made by Pacific Energy Resources Ltd. in favor of Forest Oil Corporation in the original principal amount of $29,250,000.

         "SUBSIDIARY" shall mean, with respect to any person (herein referred to as the "PARENT"), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "SUBSIDIARY" shall mean any subsidiary of the Borrower.

         "SUBSIDIARY LOAN PARTY" shall mean each Subsidiary or subsidiary of Pacific Energy that has executed the Collateral Agreement, the Guaranty or a supplement thereto and a Mortgage in respect of each Mortgaged Property which is owned by it.

         "SYNDICATION AGENT" shall mean Silver Point, in its capacity as syndication agent for the Lenders.

         "SYNTHETIC LEASES" shall mean, in respect of any person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

         "SYNTHETIC LEASE OBLIGATIONS" shall mean all monetary obligations under a Synthetic Lease.

         "SYNTHETIC PURCHASE AGREEMENT" shall mean any swap, derivative or other agreement or combination of agreements pursuant to which Holdings, the Borrower or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a person other than Holdings, the Borrower or any Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; PROVIDED that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of Holdings, the Borrower or any Subsidiary (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

         "TAXES" shall mean any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomever, on whomever and wherever imposed, levied, collected, withheld or assessed; provided, "Tax on the overall net income" of a person shall be construed as a reference to a tax imposed by the jurisdiction in which that person is organized or in which that person's applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that person (and/or, in the case of a Lender, its lending office) is deemed to be doing business (other than a jurisdiction in which such person is treated as doing business as a result of its entering into this Agreement or any Security Document or its participation in the transactions governed thereby) on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that person (and/or, in the case of a Lender, its applicable lending office).

         "TOTAL DEBT" shall mean, at any time, the Indebtedness of Holdings and its subsidiaries on a consolidated basis at such time described under clauses
(a), (b), (c), (d), (e), (f), (g), (h), (i) and (j) of the definition of Indebtedness; PROVIDED that "Total Debt" shall exclude any Indebtedness of Holdings and its subsidiaries composed of (i) outstanding but undrawn letters of credit or outstanding but undrawn performance bonds, (ii) Indebtedness under the 2006 PERL Credit Agreement and (iii) Indebtedness under the Subordinated Seller Note.

         "TRANCHE B-1 LOAN" shall mean a Tranche B-1 Loan made by a Lender to the Borrower pursuant to Section 2.01.

         "TRANCHE B-2 LOAN" shall mean a Tranche B-2 Loan made by a Lender to the Borrower pursuant to Section 2.01.

         "TRANSACTIONS" shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party, including the borrowing of Loans hereunder, (b) the execution, delivery and performance by the First Lien Loan Parties of the First Lien Loan Documents to which they are party and the borrowing of First Lien Loans thereunder, (c) the Acquisition and (d) the payment of fees and expenses in connection with the foregoing.

         "TRANSITION SERVICES AGREEMENT" shall mean the Intercompany Services Agreement dated November 1, 2006 between Forest Oil Corporation and the Borrower and referred to in Section 10.1 of the Membership Interest Purchase Agreement.

         "TYPE", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "RATE" shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

         "USA PATRIOT ACT" shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

         "WHOLLY OWNED SUBSIDIARY" of any person shall mean a subsidiary of such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such person or one or more wholly owned subsidiaries of such person or by such person and one or more wholly owned subsidiaries of such person.

         "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

              SECTION 1.02 TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall"; and the words "asset" and "property" shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented, waived or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED, HOWEVER, that if Holdings notifies the Agent that Holdings wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Agent notifies Holdings that the Required Lenders wish to amend Article VI or any related definition for such purpose), then Holding's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Holdings and the Required Lenders. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, waived or otherwise modified (subject to any restrictions on such amendments, supplements, waivers or modifications set forth herein), (b) any definition of or reference to any statute, regulation or other law herein shall be construed (i) as referring to such statute, regulation or other law as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor statutes, regulations or other laws) and (ii) to include all official rulings and interpretations thereunder, (c) any reference herein to any person shall be construed to include such person's successors and assigns and (d) the words "herein", "hereof' and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

              SECTION 1.03 CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Type (E.G., a "Eurodollar Loan"). Borrowings also may be classified and referred to by Type (E.G., a "Eurodollar Borrowing").

                                   ARTICLE II

                                   THE CREDITS

              SECTION 2.01 COMMITMENTS. On the terms and subject to the conditions and relying upon the representations and warranties herein set forth,
(i) each Tranche B-1 Lender agrees, severally and not jointly, to make the Tranche B-1 Loan to the Borrower on the Effective Date in a principal amount equal to such Tranche B-1 Lender's Commitment and (ii) each Tranche B-2 Lender agrees, severally and not jointly, to make a Tranche B-2 Loan to the Borrower on the Effective Date in a principal amount equal to such Tranche B-2 Lender's Commitment. Amounts paid or prepaid in respect of Loans may not be reborrowed.

              SECTION 2.02 LOANS. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their Commitments; PROVIDED, HOWEVER, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount that is an integral multiple of $500,000 and not less than $1,000,000.

                  (b) Subject to Sections 2.07 and 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.09. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; PROVIDED, HOWEVER, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than seven Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

                  (c) Each Lender shall make the Loan to be made by it hereunder on the Effective Date by wire transfer of immediately available funds to such account in New York City as the Agent may designate not later than 1:00 p.m., New York City time, and the Agent shall promptly credit the amounts so received to the account designated by the Borrower pursuant to Section 2.01 or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the Lenders.

                  (d) Unless the Agent shall have received notice from a Lender prior to the Effective Date that such Lender will not make available to the Agent the Lender's portion of the Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with paragraph (c) above and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the

Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

                  (e) Nothing in this Section shall be deemed to relieve any Lender of its obligations in respect of its Commitment hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of a default by such Lender under this Agreement.

              SECTION 2.03 EVIDENCE OF DEBT; REPAYMENT OF LOANS. The Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender the principal amount of the Loan of such Lender as provided in Section 2.10.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Agent shall maintain accounts in which it will record
(i) the amount of each Loan made hereunder, the Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrower or any Guarantor and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be PRIMA FACIE evidence of the existence and amounts of the obligations therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

                  (e) Any Lender may request that the Loan made by it hereunder be evidenced by a promissory note in the form of Exhibit L. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

              SECTION 2.04 REQUESTS FOR BORROWING. To request the Borrowing on the Effective Date, the Borrower shall notify the Agent of such request by telephone not later than 12:00 noon New York City time on the date of the proposed Borrowing. The telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Agent of a written Borrowing Request in substantially the form of Exhibit M (a "BORROWING REQUEST") and signed by the Borrower. Each of the telephonic and written Borrowing Request shall specify the following information:

                  (i) the aggregate amount of the requested Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business
              Day;

                  (iii) whether such Borrowing is to be an ABR Borrowing or a
              Eurodollar Borrowing;

                  (iv) the location and number of the account or accounts to which funds are to be disbursed.

              If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.

Promptly following receipt of the Borrowing Request in accordance with this
Section 2.04, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

              SECTION 2.05 FEES; INTEREST ON LOANS. (a) The Borrower agrees to pay to the Agent, for its own account, the fees and other amounts set forth in the Agency Fee Letter and the Fee Letter at the times and in the amounts specified therein.

                  (b) Subject to the provisions of Section 2.06, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage.

                  (c) Subject to the provisions of Section 2.06, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage.

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                  (d) Interest on each Loan shall be payable in arrears on the
Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each day or each Interest Period, as the case may be, shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

                  (e) Notwithstanding any of the foregoing to the contrary, (i) from the Closing Date to and including the date that is the six month anniversary of the Closing Date, accrued interest is payable in cash on any Loans except that accrued interest which exceeds the Adjusted LIBO Rate plus 6.5% per annum (or in the case of ABR Loans, exceeds the Alternate Base Rate plus 5.5% per annum) shall, to the extent of such excess, be added to the outstanding principal amount of the Loans, as of the last day of each fiscal quarter, (ii) from but excluding the date which is the six month anniversary of the Closing Date to and including the date that is the twelve-month anniversary of the Closing Date, accrued interest is payable in cash on any Loans except that accrued interest which exceeds the Adjusted LIBO Rate plus 8.5% per annum (or in the case of ABR Loans, exceeds the Alternate Base Rate plus 7.5% per annum) shall, to the extent of such excess, be added to the outstanding principal amount of the Loans, as of the last day of each fiscal quarter and
(iii) from but excluding the date which is the twelve-month anniversary of the Closing Date, accrued interest is payable in cash on any Loans except that accrued interest which exceeds the Adjusted LIBO Rate plus 10.5% per annum (or in the case of ABR Loans, exceeds the Alternate Base Rate plus 9.5% per annum) shall, to the extent of such excess, be added to the outstanding principal amount of the Loans, as of the last day of each fiscal quarter. Amounts representing accrued interest which are added to the outstanding principal of Loans accruing such interest and shall thereafter bear interest in accordance with this Section 2.05 and otherwise be treated as Loans for purposes of this Agreement.

              SECTION 2.06 DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default, all amounts outstanding under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment), payable on demand, (a) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.05 PLUS 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Loan plus 2.00% per annum.

              SECTION 2.07 ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to Lenders representing the Required Lenders of making or


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maintaining Eurodollar Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.09 shall be deemed to be a request for an ABR Borrowing. Each determination by the Agent under this Section shall be conclusive absent manifest error.

              SECTION 2.08 TERMINATION OF COMMITMENTS. The Commitments shall automatically terminate upon the making of the Loans on the Effective Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on August 29, 2007, if the making of the Loans shall not have occurred by such time.

              SECTION 2.09 CONVERSION AND CONTINUATION OF BORROWINGS. The Borrower shall have the right at any time upon prior irrevocable notice to the Agent (a) not later than 2:00 p.m., New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing and (b) not later than 2:00 p.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, subject in each case to the following:

                           (i) each conversion or continuation of Tranche B-1
              Loans shall be made PRO RATA among the Tranche B-1 Lenders in accordance with the principal amounts of the Tranche B-1 Loans comprising the converted or continued Borrowing, and each conversion or continuation of Tranche B-2 Loans shall be made PRO RATA among the Tranche B-2 Lenders in accordance with the principal amounts of the Tranche B-2 Loans comprising the converted or continued Borrowing;

                           (ii) if less than all the outstanding principal
              amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

                           (iii) each conversion shall be effected by each
              Lender and the Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                           (iv) if any Eurodollar Borrowing is converted at a
              time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.15;

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

                           (v) any portion of a Borrowing maturing or required
              to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

                           (vi) any portion of a Eurodollar Borrowing that
              cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

                           (vii) no Interest Period may be selected for any
              Eurodollar Borrowing that would end later than a date on which a repayment of Loans pursuant to the applicable provision of Section
              2.10 is due and which occurs on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Borrowings with Interest Periods ending on or prior to such date and (B) the ABR Borrowings would not be at least equal to the principal amount of Borrowings to be paid on such date; and

                           (viii) after the occurrence and during the
              continuance of an Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

Each notice pursuant to this Section 2.09 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing and (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day). The Agent shall advise the Lenders of any notice given pursuant to this Section and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice not later than 2:00 p.m., New York City time, three Business Days prior to the end of such Interest Period, of its intent to convert such Borrowing or to prepay such Borrowing at the end of such Interest Period), such Borrowing shall, at the end of the Interest Period applicable thereto, automatically be converted as an ABR Borrowing.

              SECTION 2.10 REPAYMENT OF BORROWINGS. To the extent not previously paid, all Loans shall be due and payable on the Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

              SECTION 2.11 OPTIONAL PREPAYMENT; MAKE-WHOLE. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans or upon at least one Business Day prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of ABR Loans, to the Agent before 2:00 p.m., New York City time; PROVIDED, HOWEVER, that each partial prepayment shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000.

                  (b) Reserved.

                  (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. Each notice of optional prepayment shall specify such election and the effective date thereof, shall be irrevocable and shall commit the Borrower to prepay such Borrowings as required by Section 2.12 on the date stated therein; PROVIDED that a notice of optional prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Agent on or prior to the specified effective date) if such condition is not satisfied.

                  (d) All prepayments of any Tranche B-1 Loan under this Section
2.11 shall be subject to Section 2.15 and shall (i) if the Maturity Date is February 24, 2009, be made without premium or penalty or (ii) if the Maturity Date is February 24, 2012 and Borrower prepays, for any reason (other than mandatory prepayment pursuant to Section 2.12(b)(ii)) on or prior to February 24, 2010 (the "MAKE-WHOLE EXPIRY DATE"), the Borrower shall pay to the Agent, for the benefit of all Lenders entitled to a portion of such prepayment or reduction, an amount equal to (x) the excess of (1) the present value at such time of (A) the principal amount of such Tranche B-1 Loan plus (B) all required interest payments due on such Tranche B-1 Loan through the Make-Whole Expiry Date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (y) the principal amount of such Tranche B-1 Loan. All prepayments under this Section 2.11 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

              SECTION 2.12 MANDATORY PREPAYMENTS. (a) Not later than the third Business Day following the receipt of Net Cash Proceeds in respect of any Asset Sale, the Borrower shall make an offer to the Lenders by notice to the Agent to apply 100% of such Net Cash Proceeds to prepay outstanding Loans in accordance with Sections 2.12(f) and (g).

                  (b) If and on each occasion that (i) an Equity Issuance occurs (other than with respect to an Equity Issuance pursuant to clause (ii) below of this Section 2.12(b)), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the occurrence of such Equity Issuance, make an offer to the Lenders by notice to the Agent to apply (A) 100% of the Net Cash Proceeds therefrom to prepay outstanding Tranche B-2 Loans and (B) to the extent that the Tranche B-2 Loans shall have been repaid in full, 75% of the Net Cash proceeds therefrom to prepay outstanding Tranche B-1 Loans and (ii) to the extent that Pacific Energy receives additional equity pursuant to the terms of Section 5.30 of the 2006 PERL Credit Agreement, the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the occurrence of such equity issuance, make an offer to the Lenders by notice to


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

the Agent to apply (A) 100% of the Net Cash Proceeds therefrom to prepay outstanding Tranche B-2 Loans, and (B) to the extent that the Tranche B-2 Loans shall have been repaid in full, 75% of the Net Cash proceeds therefrom to prepay outstanding Tranche B-1 Loans; PROVIDED that, Pacific Energy may use $50,000,000 of such equity issuance after payment in full of the Tranche B-2 Loans to fund the Approved Plan of Development and for general working capital purposes in accordance with the terms of the 2006 PERL Credit Agreement; in each case in accordance with Sections 2.12(f) and (g).

                  (c) No later than the date on which the financial statements with respect to any fiscal year, commencing with the fiscal year ending December 31, 2007, are delivered pursuant to Section 5.04(a), the Borrower shall make an offer to the Lenders by notice to the Agent to prepay outstanding Loans in accordance with Sections 2.12(f) and (g) in an aggregate principal amount equal to 90% of Excess Cash Flow for such fiscal year.

                  (d) If any of Holdings, the Borrower or any Subsidiary shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness of any Loan Party or any subsidiary of a Loan Party (other than (i) any cash proceeds from the issuance of Indebtedness permitted pursuant to Section 6.01 and (ii) any cash proceeds from the issuance of Indebtedness in favor of Pacific Energy), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by Holdings, the Borrower or any Subsidiary, make an offer to the Lenders by notice to the Agent to apply an amount equal to 100% of such Net Cash Proceeds (or such lesser amount as will repay the Loans in full) to prepay outstanding Loans in accordance with paragraphs (f) and (g) below.

                  (e) Not later than the third Business Day following the receipt of Net Cash Proceeds in respect of any Extraordinary Receipts, the Borrower shall make an offer to the Lenders by notice to the Agent to apply 100% of such Net Cash Proceeds to prepay outstanding Loans in accordance with Sections 2.12(f) and (g).

                  (f) Subject to the Intercreditor Agreement and the Pacific Energy Intercreditor Agreement, within three Business Days after the Agent receives notice of an offer from the Borrower under Sections 2.12(a), (b), (c),
(d) or (e), any Lender may elect, by notice to the Agent, to accept or decline all (but not a portion) of its PRO RATA share of such prepayment; PROVIDED that any failure by a Lender to give such notice shall be deemed to an acceptance of such prepayment (such declined amounts being called the "DECLINED AMOUNTS"). On the fourth Business Day after the Agent receives notice of such an offer from the Borrower, the Borrower shall pay all amounts which are not Declined Amounts and shall offer the Declined Amounts to the Lenders not so declining such prepayment (with such non-declining Lenders having the right to accept or decline any prepayment with Declined Amounts in the manner specified by the Agent, it being agreed that any such Lender may accept an amount in excess of its PRO RATA share of the Declined Amounts up to the principal amount of its outstanding Loans, subject to proration as set forth below). Such non-declining Lenders must accept or decline the Declined Amounts so offered within one Business Day at which time the Declined Amounts accepted by such non-declining Lenders shall be paid by the Borrower to the Lenders accepting such amounts within one Business Day following acceptance (ratably in accordance with the amounts accepted by them) and any remaining Declined Amounts shall be retained by the Borrower.

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

                  (g) (i) The Borrower shall deliver to the Agent, at the time of each offer to make a prepayment required under this Section, a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment to be offered. Each offer shall specify the proposed prepayment date, the Type of each Borrowing being prepaid and the principal amount of each Borrowing (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.12 (other than with the Net Cash Proceeds of the issuance or occurrence of Indebtedness) shall be subject to Section 2.15, but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

                           (ii) In connection with any optional prepayments by
              the Borrower of the Loans pursuant to Section 2.11, any optional prepayment thereof shall be applied first to Tranche B-1 Borrowings until paid in full and then to Tranche B-2 Borrowings. Within Tranche B-1 and Tranche B-2, as applicable, any optional prepayment shall be applied first to ABR Borrowings of such Tranche to the full extent thereof before application to Eurodollar Borrowings of such Tranche, in each case in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.15.

                           (iii) In connection with any mandatory prepayments by
              the Borrower of the Loans pursuant to this Section 2.12, such prepayments shall be applied on a PRO RATA basis to the then outstanding Loans being prepaid irrespective of whether such outstanding Loans are ABR Loans or Eurodollar Loans; PROVIDED that if no Lender exercises the right to decline a mandatory prepayment of the Loans pursuant to Section 2.12(g), then, such mandatory prepayment shall be applied first to Tranche B-1 Loans until paid in full and then to Tranche B-2 Loans (or, in the case of mandatory prepayments pursuant to Section 2.12(b), such mandatory prepayment shall be applied first to Tranche B-2 Loans until paid in full and then to Tranche B-1 Loans) and with Tranche B-1 or Tranche B-2, as applicable, such mandatory prepayment shall be applied first to Loans that are ABR Loans to the full extent thereof before application to Loans that are Eurodollar Loans, in each case in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.15.

              SECTION 2.13 RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar

Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender at the time the additional costs are incurred or reduction suffered such additional amount or amounts as will compensate such Lender therefor.

                  (b) If any Lender shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender, such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) A certificate of a Lender setting forth (i) the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in Section 2.13(a) or (b) and (ii) in reasonable detail, the manner in which the amount claimed was determined shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

                  (d) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's right to demand such compensation; PROVIDED that the Borrower shall not be under any obligation to compensate any Lender under Section 2.13(a) or (b) with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to such request if such Lender knew of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; PROVIDED FURTHER that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 180-day period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed; provided, however, that any amounts paid by the Borrower hereunder shall be promptly reimbursed if the Change in Law is challenged and the challenge upheld.

              SECTION 2.14 CHANGE IN LEGALITY. (a)Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Agent:

                           (i) such Lender may declare that Eurodollar Loans
              will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

                           (ii) such Lender may require that all outstanding
              Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                  (b) For purposes of this Section, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

              SECTION 2.15 INDEMNITY. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor (including any Interest Period for which a Borrowing is automatically continued pursuant to Section 2.09), (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under
Section 2.09) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "BREAKAGE EVENT") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.

              SECTION 2.16 PRO RATA TREATMENT. Except as required under Section
2.12 and 2.14, (a) each payment or prepayment of principal of any Borrowing and each payment of interest on the Loans shall be allocated (i) FIRST, among the Tranche B-1 Lenders on a PRO RATA basis in accordance with the principal amounts of their outstanding Tranche B-1 Loans and (ii) SECOND, among the Tranche B-2 Lenders on a PRO RATA basis in accordance with the principal amounts of their outstanding Tranche B-2 Loans, and (b) each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated (i) with respect to Borrowings of Tranche B-1 Loans, among the Tranche B-1 Lenders on a PRO RATA basis in accordance with the principal amounts of their outstanding Tranche B-1 Loans and (ii) with respect to Borrowings of Tranche B-2 Loans, among the Tranche B-2 Lenders on a PRO RATA basis in accordance with the principal amounts of their outstanding Tranche B-2 Loans. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

              SECTION 2.17 SHARING OF SETOFFS.

                  (a) Each Tranche B-1 Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Tranche B-1 Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Tranche B-1 Loan or Tranche B-1 Loans as a result of which the unpaid principal portion of its Tranche B-1 Loans shall be proportionately less than the unpaid principal portion of the Tranche B-1 Loans of any other Tranche B-1 Lender, it shall be deemed simultaneously to have purchased from such other Tranche B-1 Lender at face value, and shall promptly pay to such other Tranche B-1 Lender the purchase price for, a participation in the Tranche B-1 Loans of such other Tranche B-1 Lender, so that the aggregate unpaid principal amount of the Tranche B-1 Loans and participations in Tranche B-1 Loans held by each Tranche B-1 Lender shall be in the same proportion to the aggregate unpaid principal amount of all Tranche B-1 Loans then outstanding as the principal amount of its Tranche B-1 Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Tranche B-1 Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event.

                  (b) Each Tranche B-2 Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Tranche B-2 Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Tranche B-2 Loan or Tranche B-2 Loans as a result of which the unpaid principal portion of its Tranche B-2 Loans shall be proportionately less than


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the unpaid principal portion of the Tranche B-2 Loans of any other Tranche B-2
Lender, it shall be deemed simultaneously to have purchased from such other Tranche B-2 Lender at face value, and shall promptly pay to such other Tranche B-2 Lender the purchase price for, a participation in the Tranche B-2 Loans of such other Tranche B-2 Lender, so that the aggregate unpaid principal amount of the Tranche B-2 Loans and participations in Tranche B-2 Loans held by each Tranche B-2 Lender shall be in the same proportion to the aggregate unpaid principal amount of all Tranche B-2 Loans then outstanding as the principal amount of its Tranche B-2 Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Tranche B-2 Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event.

                  (c) Notwithstanding the foregoing Sections 2.17(a) and (b), if any such purchase or purchases or adjustments shall be made pursuant to this
Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest.

                  (d) The Borrower and Holdings expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower and Holdings to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

              SECTION 2.18 PAYMENTS. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any fees or other amounts) hereunder and under any other Loan Document not later than 2:00 p.m., New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day. Each such payment shall be made to the Agent at its offices at Two Greenwich Plaza, Greenwich, Connecticut 06830. The Agent shall promptly distribute to each Lender any payments received by the Agent on behalf of such Lender.

                  (b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, if applicable.

              SECTION 2.19 TAXES, WITHHOLDINGS, ETC.

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                  (a) PAYMENTS TO BE FREE AND CLEAR. All sums payable by any
Loan Party hereunder and under the other Security Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall income of the Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made (or deemed made) by or on behalf of any Loan Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                  (b) WITHHOLDING OF TAXES. If any Loan Party or any other person is required by law to make any deduction or withholding on account of any Tax (other than a Tax on the overall income of the Lender) from any sum paid or payable under any of the Security Documents: (i) the Borrower shall notify the Agent of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it; (ii) the Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Loan Party) for its own account or (if that liability is imposed on the Agent or such Lender, as the case may be) on behalf of and in the name of the Agent or such Lender; (iii) the sum payable by such Loan Party in respect of which the relevant deduction, withholding or payment, is required shall be increased to the extent necessary to ensure that, after any such deduction, withholding or payment of all Taxes, the Agent or such Lender, as the case may be, receives on the due date an amount equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty (30) days after the due date of payment of any Tax which it is required by clause (ii) above to pay, the Borrower shall deliver to the Agent evidence satisfactory to the other affected parties of such deduction, withholding and payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment and Acceptance pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in the imposition of or the increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment and Acceptance, as the case may be, in respect of payments to such Lender.

                  (c) OTHER TAXES. In addition, the Loan Parties shall pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law. The Loan Parties shall deliver to the Agent official receipts or other evidence of such payment reasonably satisfactory to the Agent in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

                  (d) INDEMNIFICATION. Without duplication of its obligations under clauses (b)(iii) and (c) hereunder, the Loan Parties shall indemnify the Agent and each Lender, within ten (10) days after written demand therefor, for the full amount of any Taxes (other than any Tax on the overall net income of the Agent or any Lenders) paid or incurred by the Agent or such Lender relating to, arising out of, or in connection with any Loan Document or any payment or transaction contemplated hereby or thereby, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority


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and all reasonable expenses and costs incurred in enforcing the provisions of this Section 2.19; provided, however, that the Loan Parties shall not be required to indemnify the Agent, the Lenders and participants for any Taxes that would be excluded from a gross-up under Section 2.17(b) or to the extent such Taxes are covered by Sections 2.17(b) or (c). Such indemnification shall be made on an after-Tax basis, such that after all required deductions and payments of all Taxes (excluding any Tax on the overall net income of the Agent or any Lenders except for Taxes and deductions applicable to amounts payable under this
Section 2.17(d) and payment of all reasonable expenses), the Agent or the Lenders receives and retains an amount equal to the sum it would have received and retained had it not paid or incurred or been subject to such Taxes or expenses and costs. A certificate from the relevant Lender or Agent, setting forth in reasonable detail the basis and calculation of such Taxes shall be conclusive, absent manifest error.

                  (e) EVIDENCE OF EXEMPTION FROM U.S. WITHHOLDING TAX. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes (a "FOREIGN LENDER") shall deliver to the Agent for transmission to the Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment and Acceptance pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrower or the Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service ("IRS") Form W-8BEN, W-8IMY or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable hereunder or under any of the Security Documents or is subject to deduction or withholding at a reduced rate, or (ii) if such Lender is not a "bank" or other person described in Section 881(c)(3) of the Code and cannot deliver IRS Form W-8ECI pursuant to clause (i) above, a Certificate Regarding Non Bank Status together with two original copies of IRS Form W-8BEN (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable hereunder or under any of the Security Documents. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.19(e) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to the Agent for transmission to the Borrower two new original copies of IRS Form W-8BEN, W-8IMY or W-8ECI, or a Certificate Regarding Non Bank Status and two original copies of IRS Form W-8BEN (or any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Borrower to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender hereunder or under the Security Documents or is subject to deduction or


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withholding at a reduced rate, or notify the Agent and the Borrower of its inability to deliver any such forms, certificates or other evidence. The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 2.19(b)(iii) if such Lender shall have failed to deliver the forms, certificates or other evidence referred to in the second sentence of this Section 2.19(e) that it is legally entitled to deliver; provided, if such Lender shall have satisfied the requirements of the first sentence of this
Section 2.19(e) on the Closing Date or on the date of the Assignment and Acceptance pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.19(e) shall relieve the Borrower of its obligation to pay any additional amounts pursuant to this Section 2.19 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein. Nothing in this Section 2.19 shall be construed to require a Lender, the Agent or participant to provide any forms or documentation that it is not legally entitled to provide.

                  SECTION 2.20 ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES; DUTY TO MITIGATE. (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.13, (ii) any Lender delivers a notice described in Section 2.14, (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.19, (iv) any Lender defaults in its obligations to fund Loans hereunder or (v) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower, the Borrower may, with the written consent of the Agent and at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such assigned obligations and, with respect to clause (iv) above, shall consent to such requested amendment, waiver or other modification of any Loan Documents (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Agent, which consent shall not unreasonably be withheld or delayed and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender PLUS all fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Sections 2.11, 2.13, 2.14 2.15 and 2.19); PROVIDED FURTHER that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's claim for compensation under Section 2.13, notice under Section 2.14 or the amounts paid pursuant to Section 2.19, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.14, or cease to result in amounts being payable under Section 2.19, as the case may be (including as a result of any action taken by such Lender pursuant to Section 2.20(b)), or if such Lender shall waive its right to claim further compensation under Section 2.13 in respect of such circumstances or event or shall withdraw its notice under


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Section 2.14 or shall waive its right to further payments under Section 2.19 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender's interests hereunder in the circumstances contemplated by this paragraph or by paragraph (c) below.

                  (b) If (i) any Lender shall request compensation under Section 2.13, (ii) any Lender delivers a notice described in Section 2.14 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.19, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section
2.13 or enable it to withdraw its notice pursuant to Section 2.14 or would reduce amounts payable pursuant to Section 2.19, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

                  (c) Each of the Agent, the Documentation Agent, Silver Point and J. Aron & Company may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to any Lender, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, and (y) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender (including any amounts under Sections 2.13 and 2.15).

              SECTION 2.21 COLLATERAL ACCOUNT.

                  (a) ESTABLISHMENT OF COLLATERAL ACCOUNTS; RULES FOR
APPLICATION.

                           (i) Promptly (and in any event within 15 days)
                  following the Closing Date, the Borrower shall establish and maintain at its expense the Collateral Account pursuant to the Collateral Account Agreement. Agent shall have exclusive dominion and control over the Collateral Account, and the Borrower shall not give any instructions with respect to the Collateral Account to the administrator thereof.

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

                           (ii) The Borrower shall deposit or cause to be
                  deposited into the Collateral Account all cash revenues and cash receipts of the Borrower and any Subsidiary from any source or activity from and after the Closing Date through the Maturity Date.

                           (iii) The Borrower may request Agent to transfer or
                  disburse on a monthly (or semi-monthly) basis amounts from the Collateral Account for use in the ordinary course of the Borrower's business, subject to the terms and provisions of this Agreement, including the priority of payment provisions specified in subsection (a)(iv) below, by delivering a written request therefor, accompanied by a proposed use of such funds itemized by the categories of expenses detailed in subsection
                  (a)(iv) below. Upon its receipt of such request and after a reasonable opportunity to confirm such itemization, Agent shall, subject to the provisions of subsection (a)(v) below, transfer or disburse on a monthly (or, if requested by the Borrower, semi-monthly) basis amounts requested by the Borrower from the Collateral Account to the Borrower's operating account (or, in Agent's discretion, directly to the Persons entitled to receive payment of such amounts) from time to time for use in the ordinary course of the Borrower's business, subject to the terms and provisions of this Agreement, including the priority of payment provisions specified in subsection (a)(iv) below.

                           (iv) Except as provided in clause (v) below, all
                  amounts in the Collateral Account shall be applied in the following order of priority as and when the same are due and payable:

                                (A) Direct Taxes on Real Properties or the
              production of Hydrocarbons;

                                (B) Delay rentals and lease bonuses that are
              included in the APOD;

                                (C) ANCF LOE;

                                (D) ANCF Transportation Costs;

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

                                (E) ANCF Permitted Tax Payments;

                                (F) Fees and expenses under the Loan Documents;

                                (G) Accrued and unpaid interest on the Loans and
              accrued unpaid fees under Section 2.05;

                                (H) Payments owing under Hedging Agreements
              permitted hereunder;

                                (I) ANCF Overhead Costs;

                                (J) ANCF Capital Expenditures; and

                                (K) Payments of principal on the Loans as
              required hereunder.

                           (v) After the occurrence of an Event of Default,
                  Agent may, at its option, from time to time apply all sums in the Collateral Account to the reduction of outstanding Loan Document Obligations.

                           (vi) Upon termination of this Agreement, Agent shall
                  cease to have any rights with respect to amounts remaining in the Collateral Account.

                  (b) NOTICE. At all times from and after the Closing Date, the Borrower or Subsidiary Loan Party shall send a notice, substantially in form acceptable to Administrative Agent, to all existing and/or new purchasers of Hydrocarbons produced from the Eligible Mortgaged Properties, directing them to forward all amounts payable to them directly to the Collateral Account at the mailing address of the depositary bank for deposit into the Collateral Account. The failure of such purchasers to comply with any such notice shall not constitute a Default hereunder by the Borrower and such Subsidiary, provided that (i) such purchaser's failure to comply with such notice is not done at the request of the Borrower and such Subsidiary Loan Party, and (ii) the Borrower or any Subsidiary Loan Party, as applicable (or, if applicable, its Affiliate) shall forward all amounts received from such purchaser to the Collateral Account within one (1) Business Day of such Person's receipt thereof.

                  (c) ACKNOWLEDGMENTS. The Borrower hereby acknowledges that:

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

                           (i) It has granted and assigned to Agent a perfected
                  security interest, prior to all other interests other than the security interest granted pursuant to the First Lien Credit Agreement, in the Collateral Account, all funds therein and all proceeds thereof pursuant to the Security Documents; and

                           (ii) The Borrower shall not be permitted to withdraw,
                  transfer or disburse any funds from the Collateral Account.

                  (d) ATTORNEY-IN-FACT. The Borrower hereby appoints Agent its attorney-in-fact, with full power of substitution, to execute and file on behalf of Company, any financing statement, continuation statement or instrument of further assurance to more effectively perfect, continue or confirm (i) the provisions of this Section 2.21 and of any agreement entered into by the Borrower, Agent and the depositary bank administering the Collateral Account and
(ii) the security interest granted in the Collateral Account. This power, being coupled with an interest, shall be irrevocable until all amounts due in connection with the Loans have been paid in full.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Each of Pacific Energy, Holdings and the Borrower represents and warrants as of the Effective Date to the Agent and each of the Lenders that:

              SECTION 3.01 ORGANIZATION; POWERS. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and ORRI Conveyances to which it is a party and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

              SECTION 3.02 AUTHORIZATION. The Transactions (a) have been duly authorized by all requisite corporate and, if required, member action and (b) will not (i) violate (A) any law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of any of the Loan Parties, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to any Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under, any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Loan Party (other than any Lien permitted by Section 6.02).

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

              SECTION 3.03 ENFORCEABILITY. This Agreement has been duly executed and delivered by Pacific Energy, Holdings and the Borrower and constitutes, and each other Loan Document and ORRI Conveyance when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

              SECTION 3.04 GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority or any other person is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements, (b) recordation of the Mortgages and the ORRI Conveyances, (c) those listed on SCHEDULE 3.04, and (d) such as have been made or obtained and are in full force and effect.

              SECTION 3.05 FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED LIABILITIES; RESERVE REPORTS. (a) The Borrower has heretofore furnished to the Lenders (a) the Borrower's statements of revenue and direct operating expenses for the period ended December 31, 2006 and (b) the Borrower's pro forma statements of revenue and direct operating expenses for the three-month period ended on June 30, 2007 in all cases giving effect to the Transactions to occur on or prior to the Closing Date as if they had occurred at the beginning of the period presented therein. Such pro forma statements have been prepared in good faith by the Borrower based on assumptions that are believed by Holdings and the Borrower on the Closing Date to be reasonable, are based on the best information available to the Borrower as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions and present fairly, in all material respects, on a pro forma basis, the estimated consolidated results of operations of the Borrower and its consolidated subsidiaries for such periods.

                  (b) Other than the guaranties granted pursuant to the 2006 PERL Credit Agreement, the First Lien Credit Agreement and hereunder and except for any plugging and abandonment liabilities, after giving effect to the Transactions to occur on or prior to the Closing Date, none of the Loan Parties will have, as of the Closing Date, any material contingent liabilities, other undisclosed liabilities, unusual long-term commitments or unrealized losses.

                  (c) The Borrower has heretofore furnished to the Lenders a Reserve Report prepared by DeGolyer & MacNaughton setting forth as of December 31, 2006, Proved Developed Producing Reserves and Proved Reserves of not less than $152 million and $436 million, respectively, together with a projection of the rate of production and future revenues less severance and ad valorem taxes, operating expenses and capital expenditures with respect thereto as of such date.

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              SECTION 3.06 NO MATERIAL ADVERSE CHANGE. Since December 31, 2006,
no event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

              SECTION 3.07 TITLE TO PROPERTIES; POSSESSION UNDER LEASES(a) . Each Loan Party has good and marketable title to, or valid leasehold interests, rights of way or easement interests (where indicated) in, all of the properties and assets set forth on Schedules A-1 and A-5 (as amended) to the Membership Interest Purchase Agreement and Exhibit A-1 (as amended) to the Asset Sales Agreement, and all its other material properties and assets (including all Mortgaged Property), free and clear of any Lien, except for (i) minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes, (ii) Liens in favor of the Collateral Agent, (iii) in the case of Pacific Energy and its subsidiaries (other that Holdings and its Subsidiaries), Liens permitted under the 2006 PERL Credit Agreement, (iv) Liens permitted under
Section 6.02 and (v) as follows:

                           (i) no representation respecting good or marketable
                  title can be made in connection with ADL-47567 and ADL-47562;

                           (ii) only exploration rights, not any rights to
                  produce or market oil or gas, have been granted under any exploration license; only if and when one or more oil and gas leases have been issued will Borrower have any rights to produce oil and gas.

                  (b) Each Loan Party has complied in all material respects with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each Loan Party enjoys peaceful and undisturbed possession under all such material leases.

                  (c) As of the Effective Date, none of Pacific Energy, Holdings or the Borrower has received any notice or has any knowledge of any pending or contemplated condemnation proceeding affecting the Leases or the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

              SECTION 3.08 SUBSIDIARIES. SCHEDULE 3.08 sets forth as of the Effective Date a list of all subsidiaries of Pacific Energy and the percentage ownership interest of Pacific Energy, Holdings, the Borrower and any of their subsidiaries therein. The shares of capital stock or other Equity Interests so indicated on SCHEDULE 3.08 are fully paid, except as indicated on SCHEDULE 3.08, and are owned by Pacific Energy, Holdings or the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Loan Documents, the First Lien Loan Documents or pursuant to the 2006 PERL Credit Agreement and, prior to the Laurus Payout Date, Liens on the Equity Interests of subsidiaries of Carneros Acquisition Corp. to secure the obligations of the Carneros Entities under the Carneros Secured Term Note). None of Pacific Energy, Holdings, the Borrower or any of their subsidiaries owns any Foreign Subsidiary or conducts any international operations.

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              SECTION 3.09 LITIGATION; COMPLIANCE WITH LAWS. (a) Except as set
forth on SCHEDULE 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party or any business, property or rights of any such person (i) that involve any Loan Document, any ORRI Conveyance or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

                  (b) Since December 31, 2006, there has been no change in the status of the matters disclosed on SCHEDULE 3.09 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  (c) No Loan Party nor any of their material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Lease or Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

              SECTION 3.10 AGREEMENTS. (a) None of Pacific Energy, Holdings, the Borrower or any of their respective subsidiaries is a party to any agreement or instrument or subject to any corporate or other restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (b) None of Pacific Energy, the Borrower or any of their respective subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect. None of Pacific Energy, the Borrower or any of their respective subsidiaries is in material default under any Lease.

              SECTION 3.11 FEDERAL RESERVE REGULATIONS. (a) None of Pacific Energy, Holdings, the Borrower or any of their respective subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

                  (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock, or to refinance Indebtedness originally incurred for such purpose, or for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

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              SECTION 3.12 INVESTMENT COMPANY ACT. None of Pacific Energy,
Holdings, the Borrower or any of their respective subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

              SECTION 3.13 USE OF PROCEEDS. The Borrower will use the proceeds of the Loans only for the purposes specified in the recitals to this Agreement.

              SECTION 3.14 TAX RETURNS. Each Loan Party has filed or caused to be filed all Federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which Pacific Energy, Holdings, the Borrower or such subsidiary, as applicable, shall have set aside on its books adequate reserves.

              SECTION 3.15 NO MATERIAL MISSTATEMENTS. None of the information, reports, financial statements, exhibits or schedules furnished by or on behalf of Pacific Energy, Holdings or the Borrower to the Agent or any Lender in connection with the negotiation of any Loan Document or any ORRI Conveyance or included therein or delivered pursuant thereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which they were made; PROVIDED that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of Pacific Energy, Holdings and the Borrower represents only that it was prepared in good faith based upon (i) assumptions that were reasonable at the time made and at the time such information, report, financial statement, exhibit or schedule was furnished to the Agent or such Lender and (ii) accounting principles consistent with the accounting principles used to prepare Holdings' historical audited financial statements (it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates thereof are necessarily based upon professional opinions, estimates and projections). There is no fact known to any Loan Party (other than industry-wide risks normally associated with the types of businesses conducted by the Loan Parties) that has not been disclosed to each Lender in writing which is materially likely to cause a Material Adverse Effect. There are no statements or conclusions in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Reserve Report is necessarily based upon professional opinions, estimates and projections and that no Loan Party warrants that such opinions, estimates and projections will ultimately prove to have been accurate. The Borrower has heretofore delivered to each Lender true, correct and complete copies of the initial Reserve Report.

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              SECTION 3.16 EMPLOYEE BENEFIT PLANS. Each Plan or Multiemployer
Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. The present value of all benefit liabilities under all Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of all Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) by an amount which, if it constituted a direct liability of the Borrower, could reasonably be expected to result in a Material Adverse Effect.

              SECTION 3.17 ENVIRONMENTAL MATTERS. (a) Except as set forth in
SCHEDULE 3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  (b) Since December 31, 2006 (or, with respect to matters disclosed on SCHEDULE 3.17 that occurred after December 31, 2006, since the date of the occurrence of such matters), there has been no change in the status of the matters disclosed on SCHEDULE 3.17 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

              SECTION 3.18 INSURANCE. Pacific Energy has, and has caused all Loan Parties to have (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are commercially reasonable and usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of Pacific Energy and its subsidiaries. The Collateral Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Collateral Agent has been named as loss payee with respect to Property loss insurance.

              SECTION 3.19 SECURITY DOCUMENTS. (a) The Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Collateral Agreement) and the proceeds thereof and (i) when control of the Pledged Collateral (as defined in the Collateral Agreement) is obtained by the Agent, the Lien created under Collateral Agreement shall constitute a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral and (ii) when financing statements in appropriate form are filed in the offices specified on SCHEDULE 3.19(a), the Lien created under the Collateral Agreement will constitute a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than Intellectual Property, as defined in the Collateral Agreement) to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, in each case prior and superior in right to any other person (other than Liens expressly permitted by Section 6.02).

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                  (b) Upon the recordation of the Collateral Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Borrower and the Agent) with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on SCHEDULE 3.19(b), the Lien created under the Collateral Agreement shall constitute a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Collateral Agreement) in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other person (other than Liens expressly permitted by Section 6.02), it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the Closing Date.

                  (c) The Mortgages are effective to create in favor of the Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Properties and the proceeds thereof, and when the Mortgages are filed in the offices specified on SCHEDULE 3.19(c) the Mortgages shall constitute perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other person (other than Liens expressly permitted by Section 6.02).

                  (d) When Account Control Agreements in respect of the deposit accounts specified on Schedule 5 to the Perfection Certificate and the securities accounts specified on Schedule 6 to the Perfection Certificate are executed and delivered by the applicable Loan Parties, the applicable depositary banks or securities intermediaries and the Agent, the Account Control Agreements will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in all deposit accounts and securities accounts owned by any Loan Party, in each case prior and superior in right to any other person.

              SECTION 3.20 LOCATION OF REAL PROPERTY AND LEASED PREMISES. (a)
SCHEDULE 3.20(A) lists completely and correctly as of the Effective Date all Real Properties owned by Pacific Energy and its subsidiaries. As of the Effective Date, Pacific Energy and its subsidiaries own in fee all the Real Properties set forth on SCHEDULE 3.20(a).

                  (b) SCHEDULE 3.20 lists completely and correctly all Real Properties leased by Pacific Energy and its subsidiaries as of the Effective Date and the MMS Leases. As of the Effective Date, Pacific Energy and its subsidiaries have valid leases in all the Real Properties set forth on SCHEDULE 3.20(b).

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              SECTION 3.21 LABOR MATTERS. As of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of any Loan Party, threatened. The hours worked by and payments made to employees of Pacific Energy and its subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound.

              SECTION 3.22 SOLVENCY. Immediately after the consummation of the Transactions to occur on or prior to the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date and the Effective Date.

              SECTION 3.23 SANCTIONED PERSONS(a) . None of Pacific Energy, Holdings, the Borrower or any of their respective subsidiaries or, to the knowledge of Pacific Energy or the Borrower, any director, officer, agent, employee or Affiliate of Pacific Energy, Holdings, the Borrower or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any person for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

              SECTION 3.24 MATERIAL CONTRACTS. (a) SCHEDULE 3.24 contains a true, correct and complete list of all the Material Contracts in effect on the Effective Date. All such Material Contracts are in full force and effect and no defaults exist thereunder (other than as described in SCHEDULE 3.24).

              SECTION 3.25 RELATED AGREEMENTS

                  (a) DELIVERY. Holdings, the Borrower and each of the Subsidiaries have delivered to the Agent complete and correct copies of (i) each Related Agreement and of all exhibits and schedules thereto in effect on the date hereof, and (ii) copies of any material amendment, restatement, supplement or other modification to or waiver of each Related Agreement entered into after the date hereof.

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                  (b) REPRESENTATIONS AND WARRANTIES. Except to the extent
otherwise expressly set forth herein or in the schedules hereto, and subject to the qualifications set forth therein, each of the representations and warranties given by any Loan Party in each Related Agreement is true and correct in all material respects as of the Effective Date (or as of any earlier date to which such representation and warranty specifically relates). Notwithstanding anything in the Related Agreement to the contrary, the representations and warranties of each Loan Party set forth in this Section 3.25 shall, solely for purposes hereof, survive the Closing Date and the Effective Date for the benefit of Lenders.

                  (c) GOVERNMENTAL APPROVALS. Except as set forth on SCHEDULE 3.25(c), all Governmental Authorizations and all other authorizations, approvals and consents of any other Person required by the Related Agreements or to consummate the Transactions have been obtained and are in full force and effect.

                  (d) CONDITIONS PRECEDENT(e) . On the Effective Date, (i) all of the conditions to effecting or consummating the Transactions set forth in the Related Agreements have been duly satisfied or, with the consent of the Agent, waived, and (ii) the Transactions have been consummated in accordance with the Related Agreements and all applicable laws.

              SECTION 3.26 EMPLOYMENT AGREEMENTS. SCHEDULE 3.26 sets forth a true, correct and complete list of all employment contracts or agreements, agency, independent contractor and sales representative agreements, golden parachute agreements, change of control agreements and employee-related non-competition and non-solicitation agreements, in each case to which any Loan Party is a party. The Loan Parties have previously delivered true, correct and complete copies of all such agreements, including all amendments thereto. Each such agreement is in writing, is a valid and binding agreement enforceable against the respective parties thereto in accordance with its terms, and no Loan Party nor any other Person that is a party to any such agreement is in breach of, or in default with respect to, any of its obligations thereunder, nor is any Loan Party aware of any facts or circumstances which might give rise to any breach or default thereunder which could reasonably be expected to have a Material Adverse Effect.

              SECTION 3.27 INTELLECTUAL PROPERTY. Each Loan Party owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as currently conducted, a correct and complete list of which, as of the date of this Agreement, is set forth on SCHEDULE 3.27, and the use thereof by the Loan Parties and its subsidiaries does not infringe in any material respect upon the rights of any other Person, and the Loan Parties rights thereto are not subject to any licensing agreement or similar arrangement. Each Loan Party has taken reasonable measures to protect the secrecy, confidentiality and value of all trade secrets used in its business (collectively, the "BUSINESS TRADE SECRETS"). To the best knowledge of each Loan Party, none of the Business Trade Secrets have been disclosed to any Person other than employees or contractors of the Loan Parties who had a need to know and use such Business Trade Secrets in the ordinary course of employment or contract performance and who executed appropriate confidentiality agreements prohibiting the unauthorized use or disclosure of such Business Trade Secrets and containing other terms reasonably necessary or appropriate for the protection and maintenance of such Business Trade Secrets. To the best knowledge of each Loan Party, no unauthorized disclosure of any Business Trade Secrets has been made.

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              SECTION 3.28 GAS IMBALANCES; PREPAYMENTS. Except as set forth in
SCHEDULE 3.28, on a net basis there are no gas imbalances, take-or-pay arrangements or other prepayments (including deferred production agreements or volumetric production payments) with respect to the Oil and Gas Properties or production therefrom that would require any Loan Party to deliver Hydrocarbons either generally or produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

              SECTION 3.29 MARKETING ARRANGEMENTS. Except as set forth in
SCHEDULE 3.29, no Oil and Gas Property of any Loan Party or its subsidiaries is subject to any contractual or other arrangement (i) whereby payment for production is or can be deferred for a substantial period after the month in which such production is delivered (in the case of oil, not in excess of 60 days, and in the case of gas, not in excess of 90 days) or (ii) whereby payments are made to a Loan Party other than by checks, drafts, wire transfer advises or other similar writings, instruments or communications for the immediate payment of money. Except for production sales contracts, processing agreements, transportation agreements and other agreements relating to the marketing of production that are listed in SCHEDULE 3.29 in connection with the Oil and Gas Properties of any Loan Party and its subsidiaries to which such contract or agreement relates: (i) no Oil and Gas Property is subject to any contractual or other arrangement for the sale, processing or transportation of production (or otherwise related to the marketing of production) which cannot be canceled on 120 days' (or less) notice and (ii) all contractual or other arrangements for the sale, processing or transportation of production (or otherwise related to the marketing of production) are bona fide arm's length transactions made on the best terms reasonably available with third parties not affiliated with Loan Parties. Each Loan Party is presently receiving a price for all production from (or attributable to) each Oil and Gas Property covered by a production sales contract or marketing contract listed in SCHEDULE 3.29 that is computed in accordance with the terms of such contract, and no Loan Party is having deliveries of production from such Oil and Gas Property curtailed by any purchaser or transporter of production substantially below such property's delivery capacity, except for curtailments caused (a) by an act or event of force majeure not reasonably within the control of and not caused by the fault or negligence of a Loan Party and which by the exercise of reasonable diligence such Loan Party is unable to prevent or overcome, and (b) by routine maintenance requirements in the ordinary course of business.

              SECTION 3.30 RIGHT TO RECEIVE PAYMENTS FOR FUTURE PRODUCTION. Except as set forth in SCHEDULE 3.30, no Loan Party, nor any Loan Party's predecessors in title, has received prepayments (including payments for gas not taken pursuant to "take or pay" or other similar arrangements) for any oil, gas or other hydrocarbons produced or to be produced from any Oil and Gas Properties owned by such Loan Party or its subsidiaries after the date hereof. Except as set forth in SCHEDULE 3.30, no Oil and Gas Property of any Loan Party or its subsidiaries is subject to any "take or pay", gas imbalances or other similar arrangement (i) which can be satisfied in whole or in part by the production or transportation of gas from other properties or (ii) as a result of which production from any Oil and Gas Property may be required to be delivered to one or more third parties without payment (or without full payment) therefor as a result of payments made, or other actions taken, with respect to other properties. No Oil and Gas Property of any Loan Party or its subsidiaries is subject to any regulatory refund obligation and, to the best of Loan Party's knowledge, no facts exist which might cause the same to be imposed.

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              SECTION 3.31 OPERATION OF OIL AND GAS PROPERTIES. The Oil and Gas
Properties (and all properties unitized therewith) of the Loan Parties and their subsidiaries are being (and, to the extent the same could adversely affect the ownership or operation of the Oil and Gas Properties after the date hereof, have in the past been) maintained, operated and developed in a good and workmanlike manner, in accordance with prudent industry standards and in conformity with all applicable Laws and in conformity with all oil, gas or other mineral leases and other contracts and agreements forming a part of such Oil and Gas Property and in conformity with the Liens permitted by Section 6.02. No such Oil and Gas Property is subject to having allowable production after the date hereof reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the date hereof and (ii) none of the wells located on the Oil and Gas Properties (or properties unitized therewith) of the Loan Parties and their subsidiaries are or will be deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are bottomed under and producing from, with the well bores wholly within, such Oil and Gas Properties (or, in the case of wells located on properties unitized therewith, such unitized properties). Each Loan Party has all governmental licenses and permits necessary or appropriate to own and operate its Oil and Gas Property, and no Loan Party has received notice of any violations in respect of any such licenses or permits.

              SECTION 3.32 AD VALOREM AND SEVERANCE TAXES, LITIGATION. Each Loan Party has paid and discharged all ad valorem taxes assessed against its Oil and Gas Property or any part thereof and all production, severance and other taxes assessed against, or measured by, the production or the value, or proceeds, of the production therefrom. Except as set forth on Schedule 3.09, there are no suits, actions, claims, investigations, inquiries, proceedings or demands pending (or, to any Loan Party's knowledge, threatened) which might affect the Oil and Gas Property, including any which challenge or otherwise pertain to any Loan Party's title to any of its Oil and Gas Property or rights to produce and sell oil and gas therefrom , which could reasonably be expected to result in (i) liability of any Loan Party in an amount in excess of $2,500,000 or (ii) in injunctive relief against any Loan Party which could reasonably be expected to result in a Material Adverse Effect.

              SECTION 3.33 INSIDER INTERESTS. Except as disclosed on SCHEDULE 3.33, no shareholder, director, officer, employee, or Affiliate of Holdings, the Borrower or any Subsidiary or any associate of any such shareholder, director, officer, employee, or Affiliate is presently, directly or indirectly, a party to any transaction with Pacific Energy, Holdings, the Borrower or any of their respective subsidiaries, including any agreement, arrangement, or understanding, written or oral, providing for the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payments to any such shareholder, director, officer, employee, or associate. For purposes of this Section only, an "associate" of any shareholder, director, officer, or employee means any member of the immediate family of such shareholder, director, officer, or employee or any corporation, partnership, trust, or other entity in which such shareholder, director, officer, or employee has a substantial ownership or beneficial interest (other than an interest in a public corporation which does not exceed three percent of its outstanding securities) or is a director, officer, partner, or trustee or person holding a similar position.

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              SECTION 3.34 OVERRIDING ROYALTY INTERESTS

The ORRI Conveyances are effective to create the interests that they purport to convey, the Subject Interests (as defined in the ORRI Conveyances) include all leases and other interests in Hydrocarbons in which the Loan Parties (other than Holdings, the Borrower and the Subsidiaries) own interests (other than, so long as prohibited by the terms thereunder, interests pursuant to the Participation Agreement, as amended, effective June 1, 2005 among Pacific Energy, SWEPI LP and Wolverine Gas and Oil Corporation in Hydrocarbons in which Holdings, the Borrower and the Subsidiaries own interests as of the date of this Agreement).

              SECTION 3.35 CARNEROS EQUITY CONTRIBUTION AGREEMENTS Pacific Energy is a party to the Carneros Equity Contribution Agreements (as defined in the 2006 PERL Credit Agreement). Pacific Energy is highly confident that it will never be obligated to contribute capital to any Carneros Entity pursuant to any Carneros Equity Contribution Agreement or make any other payment pursuant thereto, and Company hereby warrants that it will never do so.


                                   ARTICLE IV

                              CONDITIONS OF LENDING

              SECTION 4.01 CONDITIONS PRECEDENT TO LOANS. The obligations of the Lenders to make the Loans on the Effective Date are subject to the satisfaction of the following conditions:

                  (a) The Agent shall have received from (i) each party hereto
(A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence reasonably satisfactory to the Agent (which may include a facsimile or other electronic imaging transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, (ii) each party to the Intercreditor Agreement or the Pacific Energy Intercreditor Agreement, as applicable (A) a counterpart of the Intercreditor Agreement and the Pacific Energy Intercreditor Agreement signed on behalf of such party or (B) written evidence reasonably satisfactory to the Agent (which may include a facsimile or other electronic imaging transmission of a signed signature page of the Intercreditor Agreement and the Pacific Energy Intercreditor Agreement) that such party has signed a counterpart of the Intercreditor Agreement or the Pacific Energy Intercreditor Agreement, as applicable and (iii) each party to each other Loan Document (A) a counterpart of such Loan Document signed on behalf of such party or (B) written evidence reasonably satisfactory to the Agent (which may include a facsimile or other electronic imaging transmission of a signed signature page of such Loan Document) that such party has signed a counterpart of such Loan Document.


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                  (b) The representations and warranties set forth in Article
III, in each other Loan Document and in each ORRI Conveyance shall be true and correct in all material respects on and as of the date of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) At the time of and immediately after the making of the Loans, no Default or Event of Default shall have occurred and be continuing.

                  (d) The Agent shall have received written opinions of Rutan & Tucker, LLP, Patton Boggs LLP, Schully, Roberts, Slattery and Marino and Guess and Rudd, special counsel for Holdings and the Borrower, substantially to the effect set forth in EXHIBIT F, in each case (A) dated the Effective Date and (B) addressed to the Agent, the Documentation Agent, and the Lenders.

                  (e) All legal matters incidental to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Lenders, the Agent, and the Documentation Agent.

                  (f) The Agent shall have received such documents and certificates as the Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents, the ORRI Conveyances or the Transactions, all in form and substance reasonably satisfactory to the Agent and the Documentation Agent and their respective counsel.

                  (g) The Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b), (c), (i),
(n), (o), (p) and (x) of this Article.

                  (h) The Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document or under any ORRI Conveyance.

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                  (i) The Collateral and Guarantee Requirement shall have been satisfied (except for (i) the requirement that Account Control Agreements shall have been delivered, which requirement shall be satisfied in accordance with the requirements of the Collateral Agreement and Section 5.22 and (ii) with respect to consents and approvals set forth on SCHEDULES 3.04 and 3.25, the requirement set forth in clause (i) of the definition of the Collateral and Guarantee Requirement) and the Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of searches of (A) Uniform Commercial Code financing statements on file with the Secretary of State of the State of Delaware and (B) real estate filings and Uniform Commercial Code financing statements on file with the various recording districts of the State of Alaska in which the Mortgaged Properties are situated, copies of such financing statements and real estate filings disclosed by such searches and evidence reasonably satisfactory to the Agent and the Documentation Agent that the Liens indicated by such financing statements and real estate filings are permitted by
Section 6.02 or have been or will be simultaneously released or terminated.

                  (j) The Agent shall have received evidence that the Borrower and each applicable Subsidiary is qualified to own oil, gas and mineral leases and/or rights-of-way on Federal public lands and State lands in the State of Alaska, in accordance with all applicable laws, rules, regulations and orders of the Federal Bureau of Land Management and all applicable Governmental Authorities of the State of Alaska (including the Division of Oil and Gas with the State of Alaska Department of Natural Resources).

                  (k) Except as set forth on SCHEDULE 5.22, the Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02, each of which shall be endorsed or otherwise amended to include a customary lender's loss payable endorsement and to name the Agent as additional insured, in form and substance reasonably satisfactory to the Agent and the Documentation Agent.

                  (l) The Transition Services Agreement shall be in full force and effect in the form certified by a Responsible Officer.

                  (m) The parties to the 2006 PERL Credit Agreement (and the documents and agreements executed in connection therewith), shall have entered into amendments in form and substance satisfactory to the Agent and the Lenders, which amendments shall, inter alia, permit the Transactions, including the transactions contemplated hereby and by the other Loan Documents and the ORRI Conveyances.

                  (n) The Agent shall have received a final version of the Environmental and Safety Audit dated as of July 17, 2007, prepared by Arctic Regulatory Compliance & Technical Oilfield Services, LLC and in form and substance satisfactory to the Agent and the Documentation Agent.

                  (o) Except as set forth on SCHEDULE 5.22, the Agent and the Documentation Agent shall each be satisfied, in its discretion, with the commodity and financial hedging arrangements to which the Borrower is a party and which will be effective from and after the Closing Date, such hedging arrangements to be at least as favorable to the Borrower as the hedging arrangements described on Schedule 4.28 to the Membership Interest Purchase Agreement and the Borrower, the Agent and J. Aron & Company shall have entered into a consent and agreement in form and substance acceptable to the Agent.

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                  (p) Immediately after giving effect to the Transactions to occur on or prior to the Closing Date and the making of the Loans on the Effective Date, the Loan Parties and their subsidiaries (other than the Carneros Entities) shall have outstanding no Indebtedness or preferred Equity Interests other than (i) in the case of Holdings, the Borrower and the Subsidiaries, (A) Indebtedness outstanding under this Agreement, (B) Indebtedness outstanding under the First Lien Credit Agreement (C) Guarantees of Indebtedness outstanding under the 2006 PERL Credit Agreement and (D) Guarantees of Indebtedness under the Subordinated Seller Note, (ii) in the case of Pacific Energy and its subsidiaries (other than Holdings, the Borrower and the Subsidiaries), (A) Indebtedness outstanding under the 2006 PERL Credit Agreement and (B) Guarantees under this Agreement, (iii) in the case of Pacific Energy, Indebtedness outstanding under the Subordinated Seller Note and (iv) in the case of all Loan Parties and their subsidiaries, (A) Indebtedness set forth on SCHEDULE 6.01 and
(B) Hedging Agreements set forth on SCHEDULE 1.01.

                  (q) The Lenders shall have received the financial statements referred to in Section 3.05, none of which shall demonstrate a material adverse change in the financial condition of Holdings and the Borrower from (and shall not otherwise be materially inconsistent with) the financial statements or forecasts previously provided to the Lenders.

                  (r) The Lenders shall have received the Reserve Report referred to in Section 3.05, and such Reserve Report shall not be materially inconsistent with the versions thereof previously provided to the Lenders.

                  (s) The Agent, the Documentation Agent, and the Lenders shall have received results of customary individual background checks, the results of which are satisfactory to the Agent, the Documentation Agent, and the Lenders.

                  (t) The Agent shall have received a financial accounting review performed by FTI Consulting, Inc., the results of which shall be satisfactory to the Agent, the Documentation Agent, and the Lenders.

                  (u) The Agent shall have received a solvency certificate from a Financial Officer of Holdings, substantially in the form set forth on EXHIBIT H, confirming the solvency of the Loan Parties and their subsidiaries on a consolidated basis after giving the Transactions to occur on the Closing Date and after the making of the Loans on the Effective Date.

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                  (v) The Acquisition shall have been consummated in accordance with applicable law and the terms of the Acquisition Documents, without waiver or amendment (except as are not adverse to the Agent, the Documentation Agent or the Lenders) thereof unless consented to by the Agent and the Documentation Agent.

                  (w) All material requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required (other than consents and approvals listed on SCHEDULE 3.25(c), all applicable appeal periods shall have expired and there shall not exist any pending or threatened action, suit, investigation, litigation or proceeding, governmental, administrative or judicial action or other legal or regulatory developments that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby.

                  (x) There shall not have been, since December 31, 2006, any material adverse change in, or affecting the general affairs, management, financial position, assets, properties, liabilities, stockholders equity or results of operations of Pacific Energy or the Borrower or their respective subsidiaries (other than the Carneros Entities).

                  (y) The Lenders shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act.

                  (z) Pacific Energy and the Agent shall have entered into the Closing Date Letter Agreement and Side Letter.

                  (aa) Agent shall have received a Borrowing Request in accordance with Section 2.04.

                  (bb) The Agent or Required Lenders shall be entitled, but not obligated to, request and receive, prior to the making of any Loans on the Effective Date, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or Required Lender such request is warranted under the circumstances.

The making of the Loans shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date of their making as to the matters specified in this Section 4.01.

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                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         Each of Holdings and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, each of Holdings and the Borrower will, and will cause each of their subsidiaries to:

              SECTION 5.01 EXISTENCE; COMPLIANCE WITH LAWS; BUSINESSES AND PROPERTIES. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

                  (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect its rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names, except for failures to do so that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority (including the qualification and bonding requirements of MMS and the State of Alaska), whether now in effect or hereafter enacted; and at all times maintain and preserve all its property and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except for failures to do so that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

              SECTION 5.02 INSURANCE. The Borrower will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Collateral Agent as its interests may appear and such liability policies shall name the Collateral Agent and the Lenders as "additional insureds" and provide that the insurer will give at least 30 days prior notice of any cancellation to the Collateral Agent.

              SECTION 5.03 OBLIGATIONS AND TAXES. Pay its obligations (other than Indebtedness) promptly and in accordance with their terms, and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; PROVIDED, HOWEVER, that such payment and discharge shall not be required with respect to


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any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and Holdings, the Borrower or the applicable Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property. No Loan Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any combined, consolidated, or unitary income tax return with any person (other than the Borrower or any of its Subsidiaries or Holdings).

              SECTION 5.04 FINANCIAL STATEMENTS AND REPORTS. In the case of Holdings, furnish to the Agent, which shall furnish to each Lender:

                  (a) as soon as available, but in any event in accordance with then applicable law and not later than 120 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, members' equity and cash flows showing the financial condition of Holdings and its subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present, in all material respects, the financial condition and results of operations of Holdings and its subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) as soon as available, but in any event in accordance with then applicable law and not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, members' equity and cash flows showing the financial condition of Holdings and its subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting, in all material respects, the financial condition and results of operations of Holdings and its subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of the Borrower, substantially in the form of EXHIBIT I hereto, (A) certifying that no Event of Default or Default has occurred or, if an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (B) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the covenants contained in Sections 6.11 and 6.12;

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                  (d) concurrently with any delivery of each Reserve Report
hereunder, a certificate of a Financial Officer, in form and substance satisfactory to the Agent, setting forth as of a recent date, a true and complete list of all Hedging Agreements of the Borrower and the Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not previously disclosed in writing to the Agent, any margin required or supplied under any credit support document, and the counterparty to each such agreement;

                  (e) promptly upon receipt thereof, a copy of each other report or letter submitted to the Borrower or any of the Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any such Subsidiary, and a copy of any response by the Borrower or any such Subsidiary to such letter or report;

                  (f) promptly after the furnishing thereof, copies of any material financial statement, report or notice furnished to or by any person pursuant to the terms of any indenture, loan or credit or other similar agreement regarding or with respect to any Material Indebtedness (including with respect to the First Lien Loan Documents and the 2006 PERL Credit Agreement) not otherwise furnished to the Lenders pursuant to any other provision of this Agreement;

                  (g) if Holdings or any of its subsidiaries becomes a publicly traded company, then promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings or such subsidiary with the SEC, or with any national securities exchange, or distributed by Holdings or any of its subsidiaries to its shareholders generally, as the case may be;

                  (h) concurrently with the delivery of any Reserve Report to the Agent delivered hereunder, a list of all persons purchasing Hydrocarbons from the Borrower or any Subsidiary;

                  (i) prompt written notice (and in any event within thirty (30) days prior thereto) of any change (i) in the Borrower's or any other Loan Party's corporate name or in any trade name used to identify such person in the conduct of its business or in the ownership of its Properties, (ii) in the location of the Borrower's or any other Loan Party's chief executive office or principal place of business, (iii) in the Borrower's or any other Loan Party's identity or corporate structure or in the jurisdiction in which such person is incorporated or formed, (iv) in the Borrower's or any other Loan Party's jurisdiction of organization or such person's organizational identification number in such jurisdiction of organization, and (v) in the Borrower's or any other Loan Party's federal taxpayer identification number, if any;

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                  (j) within 60 days after the end of each fiscal quarter, a report setting forth, for each calendar month during the then current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month;

                  (k) promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate of incorporation, by-laws or other organizational documents of any Loan Party;

                  (l) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act;

                  (m) promptly following receipt thereof, on and after the effectiveness of the Pension Act, copies of (i) any documents described in
Section 101(k)(1) of ERISA that the Borrower and any of its ERISA Affiliates has received following request thereof with respect to any Multiemployer Plan and
(ii) any notices described in Section 101(1)(1) of ERISA that the Borrower or any of its ERISA Affiliates has received following request thereof with respect to any Multiemployer Plan;

                  (n) promptly after any such occurrence, written notice of any change in the board of directors (or similar governing body) of Holdings or the Borrower;

                  (o) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Agent or any Lender may reasonably request; and

                  (p) concurrently with any delivery of financial statements under Section 5.04(a), a certificate of insurance coverage from each insurer with respect to the insurance required by Section 5.02, in form and substance satisfactory to the Collateral Agent, and, if requested by the Collateral Agent or any Lender, all copies of the applicable policies.

              SECTION 5.05 LITIGATION AND OTHER NOTICES. Furnish to the Agent and each Lender prompt written notice of the following:

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                  (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

                  (b) the acceleration of the maturity of any Indebtedness owed by any Loan Party or of any default by any Loan Party under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound;

                  (c) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

                  (d) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings and its subsidiaries in an aggregate amount exceeding $2,500,000;

                  (e) the termination or amendment of any Material Contract of Holdings, the Borrower or any of its Subsidiaries in a manner that is materially adverse to Holdings, the Borrower or such Subsidiary, as the case may be;

                  (f) the entering into of any new Material Contract; and

                  (g) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

              SECTION 5.06 INFORMATION REGARDING COLLATERAL. (a) Furnish to the Agent prompt written notice of any change (i) in any Loan Party's legal name, as reflected in its organizational documents, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) if it is not a registered organization (as defined in the New York Uniform Commercial Code), in the location of its chief executive office or its principal place of business, (iv) in any Loan Party's organizational form or (v) in any Loan Party's Federal Taxpayer Identification Number or organizational identification number assigned by the jurisdiction of organization. Holdings and the Borrower agree to promptly provide the Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. Holdings and the Borrower agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Holdings and the Borrower also agree promptly to notify the Agent if any material portion of the Collateral is damaged or destroyed.

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                  (b) In the case of the Borrower, upon request by the Agent, at the time of delivery of annual financial statements pursuant to Section 5.04(a), deliver to the Agent a certificate of a Financial Officer of the Borrower setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section.

              SECTION 5.07 MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Agent or any Lender, upon reasonable prior notice, to visit and inspect the financial records and the properties of such person at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Agent or any Lender to discuss the affairs, finances and condition of such person with the officers thereof and independent accountants therefor, all at the reasonable cost and expense of the Borrower.

              SECTION 5.08 USE OF PROCEEDS(a) . Use the proceeds of the Loans only for the purposes specified in the recitals to this Agreement.

              SECTION 5.09 EMPLOYEE BENEFITS. Furnish to the Agent as soon as possible after, and in any event within ten days after any responsible officer of Holdings, the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event, could reasonably be expected to result in liability of Holdings, the Borrower or any ERISA Affiliate in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer of Holdings or the Borrower setting forth details as to such ERISA Event and the action, if any, that Holdings or the Borrower proposes to take with respect thereto. Upon request by a Lender, promptly request (a) the documents described in Section 101(k)(1) of ERISA with respect to a Multiemployer Plan to which the Borrower or any of its ERISA Affiliates contributes and (b) notices described in Section 101(1)(1) of ERISA with respect to a Multiemployer Plan to which the Borrower or any of its ERISA Affiliates contributes.

              SECTION 5.10 COMPLIANCE WITH ENVIRONMENTAL LAWS. Except to the extent it could not reasonably be expected to cause a Material Adverse Effect,
(a) comply, and cause all lessees and other persons occupying its properties to comply, in all material respects with all Environmental Laws applicable to its operations and properties; obtain and renew all material permits, licenses or other approvals necessary for its operations and properties pursuant to any Environmental Law and (b) undertake and conduct any remedial action necessary to remove or clean up any Hazardous Materials from any of its current and former properties in accordance with Environmental Laws; PROVIDED, HOWEVER, that none of Holdings, the Borrower or any Subsidiary shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

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              SECTION 5.11 PREPARATION OF ENVIRONMENTAL REPORTS. If a Default
caused by reason of a breach of Section 3.17 or Section 5.10 shall have occurred and be continuing for more than 20 days without Holdings, the Borrower or any Subsidiary commencing activities reasonably likely to remediate the condition giving rise to such Default, at the written request of the Required Lenders through the Agent, provide to the Lenders within 45 days after such request, at the expense of the Loan Parties, an environmental site assessment report regarding the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Agent and indicating compliance or non-compliance with Environmental Laws and the presence or absence of Hazardous Materials and the estimated cost of any corrective or remedial action in connection with such Default.

              SECTION 5.12 FURTHER ASSURANCES(a) . Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing and recording of Uniform Commercial Code and other financing statements, fixture filings, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders or the Agent may reasonably request, to cause the Mortgages (including all exhibits thereto) to be in forms satisfactory to the Agent and to cause Collateral and Guarantee Requirement to be and remain satisfied at all times, all at the expense of the Loan Parties. If any additional subsidiary of Pacific Energy is formed or acquired after the Closing Date, the Borrower and Pacific Energy will, to the extent required under the 2006 PERL Credit Agreement, within 20 days after such Subsidiary is formed or acquired, notify the Agent and the Lenders thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such subsidiary and with respect to any Equity Interest in or Indebtedness of such subsidiary owned by or on behalf of any Loan Party. Notwithstanding any provision of the Loan Documents, until the Laurus Payout Date, the Carneros Entities shall not be a Guarantor hereunder or required to execute and deliver any documents required under the Collateral and Guarantee Requirement. On the Laurus Payout Date, Pacific Energy agrees to have each of the Carneros Entities
(a) become a Guarantor by executing and delivering a supplement to the Guaranty in form and substance reasonably satisfactory to the Agent and (b) execute and deliver each other applicable Collateral and Guarantee Requirement. In addition, from time to time, each of Holdings and the Borrower will, at its cost and expense, promptly secure the Loan Document Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to its and the Domestic Subsidiaries' assets and properties as is necessary to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times. Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions and lien searches) as the Agent shall reasonably request to evidence compliance with this Section. The Borrower agrees to provide such evidence as the Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien. In furtherance of the foregoing, the Borrower will give prompt notice to the Agent of the acquisition by it or any of the Subsidiaries of any real property (or any interest in real property) having a value in excess of $500,000.

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                  (b) the Borrower agrees to deliver, whenever requested by the
Agent in its sole and absolute discretion, PROVIDED that absent the continuance of an Event of Default, Agent will be limited to two such requests in any twelve month period, favorable title opinions or updates of title opinions from legal counsel acceptable to the Agent with respect to any Loan Party's properties and interests (sufficient to cause the Agent to have received the foregoing with respect to ninety percent (90%) of the Proved PV-10% of the Loan Parties) designated by the Agent, based upon abstract or record examinations to dates acceptable to the Agent and (a) stating that such Loan Party has good and defensible title to such properties and interests, free and clear of all Liens other than Liens permitted by Section 6.02, confirming that such properties and interests are subject to Security Documents securing the Loan Document Obligations that constitute and create legal, valid and duly perfected deed of trust or mortgage liens in such properties and interests and assignments of and security interests in the oil and gas attributable to such properties and interests and the proceeds thereof, and (c) covering such other matters as the Agent may reasonably request.

              SECTION 5.13 COMPLIANCE WITH LEASES. Maintain all Leases in full force and effect (other than as a result of their expiration in accordance with their terms), free of any material default by the Borrower or the applicable Subsidiary.

              SECTION 5.14 INTEREST RATE PROTECTION AGREEMENTS. As promptly as practicable and in any event within 120 days after the Closing Date, enter into, and for a period of not less than three years after the Closing Date maintain in effect, one or more Hedging Agreements, the effect of which is to fix or cap the interest rates applicable to at least 50% of the Indebtedness that is projected to be outstanding under the Loan Documents and the First Lien Loan Documents, in each case on terms and conditions reasonably acceptable, taking into account current market conditions, to the Agent. Each such Hedging Agreement shall be entered into with a person that is reasonably acceptable to the Agent.

              SECTION 5.15 INTENTIONALLY OMITTED.

              SECTION 5.16 DELIVERY OF RESERVE REPORTS.

                  (a) On or prior to September 1 of each year, commencing September 1, 2008, the Borrower shall furnish to the Agent and the Lenders reserve reports prepared by or under the supervision of a reserve engineer of seniority reasonably acceptable to the Agent acting on behalf of the Borrower setting forth as of July 1 of such year, the proved and probable oil and gas reserves attributable to the Oil and Gas Properties, together with (i) a projection of the rate of production and future revenues less severance and ad valorem taxes, operating expenses and capital expenditures with respect thereto as of such date and (ii) a writing from a Responsible Officer of the Borrower, substantially in the form of EXHIBIT J hereto, certifying that (A) there are no statements or conclusions in such reserve reports which are based upon or include materially misleading information or fail to take into account material information regarding the matters reported therein (it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each reserve report are necessarily based upon professional opinions, estimates and projections), (B) such reserve reports were prepared in accordance with the procedures used to prepare the reserve report as of July 1 of the immediately preceding year (or, in the case of the reserve report as of July 1, 2008, the reserve reports referred to in
Section 3.05(c)) and (C) a writing from a Responsible Officer of the Borrower, substantially in the form of EXHIBIT K hereto, certifying that there are no gas imbalances, take-or-pay arrangements or other prepayments in excess of the volume specified in SCHEDULE 3.24 or permitted by 6.16(b) with respect to the Oil and Gas Properties evaluated in such reserve reports which would require the Borrower or any Subsidiary to deliver Hydrocarbons either generally or produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

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                  (b) On or prior to March 1 of each year, commencing March 1,
2008, the Borrower shall furnish to the Agent and the Lenders a reserve report prepared by an Independent Engineer setting forth as of January 1 of such year, the proved and probable oil and gas reserves attributable to the Oil and Gas Properties, together with (i) a projection of the rate of production and future revenues less severance and ad valorem taxes, operating expenses and capital expenditures with respect thereto as of such date, (ii) a writing from a Responsible Officer of the Borrower, substantially in the form of EXHIBIT J hereto, certifying that (x) there are no statements or conclusions in such reserve reports which are based upon or include materially misleading information or fail to take into account material information regarding the matters reported therein (it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each reserve report are necessarily based upon professional opinions, estimates and projections) and (y) such reserve reports were prepared in accordance with the procedures used to prepare the reserve report as of January 1 of the immediately preceding year (or, in the case of the reserve report as of January 1, 2008, the reserve reports referred to in Section 3.05(c)) and (iii) a writing from a Responsible Officer of the Borrower, substantially in the form of EXHIBIT K hereto, certifying that there are no gas imbalances, take-or-pay arrangements or other prepayments in excess of the volume specified in SCHEDULE 3.24 or permitted by 6.16(b) with respect to the Oil and Gas Properties evaluated in such reserve reports which would require the Borrower or any Subsidiary to deliver Hydrocarbons either generally or produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

                  (c) If requested by the Required Lenders, the Borrower shall furnish to the Agent and the Lenders as soon as reasonably practicable, a reserve report prepared by or under the supervision of a reserve engineer of seniority reasonably acceptable to the Agent acting on behalf of the Borrower and audited by an Independent Engineer setting forth as of the date specified in such request, the proved and probable oil and gas reserves attributable to the Oil and Gas Properties, together with (i) a projection of the rate of production and future revenues less severance and ad valorem taxes, operating expenses and capital expenditures with respect thereto as of such date, (ii) a writing from a Responsible Officer of the Borrower, substantially in the form of EXHIBIT J hereto, certifying that (x) there are no statements or conclusions in such reserve reports which are based upon or include materially misleading information or fail to take into account material information regarding the matters reported therein (it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each reserve report are necessarily based upon professional opinions, estimates and projections) and (y) such reserve reports were prepared in accordance with the procedures used to prepare the most recently delivered Reserve Report) and (iii) a writing from a Responsible Officer of the Borrower, substantially in the form of EXHIBIT K hereto, certifying that there are no gas imbalances, take-or-pay arrangements or other prepayments in excess of the volume specified in SCHEDULE 3.24 or permitted by 6.16(b) with respect to the Oil and Gas Properties evaluated in such reserve reports which would require the Borrower or any Subsidiary to deliver Hydrocarbons either generally or produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

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              SECTION 5.17 TITLE INFORMATION. (a) On or prior to the delivery to the Agent of each Reserve Report required to be delivered by Section 5.16, the Borrower will deliver to the Agent title information, in form and substance reasonably acceptable to the Agent, that, together with title information previously delivered to the Agent, constitutes title information with respect to Oil and Gas Properties representing at least 90% of Proved PV-10% as of the date of such Reserve Report.

                  (b) Within 90 days after notice from the Agent that material title defects or exceptions exist with respect to any Oil and Gas Properties, the Borrower shall either (i) cure any such material title defects or exceptions, (ii) create a fully perfected Lien on substitute Oil and Gas Properties with no material title defects or exceptions theretofore not composing the Mortgaged Properties that are reasonably acceptable to the Agent or (iii) deliver title information, in form and substance reasonably acceptable to the Agent, that, together with the title information previously delivered to the Agent, constitutes title information with respect to Oil and Gas Properties representing at least 90% of Proved PV-10% as of the date of the most recently delivered Reserve Report (it being understood that any Oil and Gas Property with material title defects or exceptions that have not been cured within 90 days after notice from the Agent pursuant to this paragraph shall be excluded from the determination of such Proved PV-10%).

                  (c) If the Borrower is unable to comply with paragraph (b) of this Section, such failure to comply shall not constitute a Default. Any Oil and Gas Property in respect of which paragraph (b) of this Section shall not have been complied with shall be excluded from the Oil and Gas Properties for purposes of calculating Proved PV-10% and PDP PV-10% to the extent of such title defect until such time as the Borrower has complied with the paragraph (b) of this Section in respect of such Oil and Gas Property.

              SECTION 5.18 TITLE. Take such actions as are reasonably requested by the Agent in order to vest good and marketable title or leasehold interest in the Real Properties purported to be owned or leased by the Borrower and the Subsidiaries as of the Closing Date.

              SECTION 5.19 EVIDENCE OF COMPLIANCE. Furnish to each Lender at such Loan Party's expense all evidence which Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Loan Party in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

              SECTION 5.20 LENDERS' MEETINGS. Upon the request of Agent, participate in a meeting of Agent and Lenders once during each fiscal year to be held at Borrower's corporate offices (or at such other location as may be agreed to by Borrower and Agent) at such time as may be agreed to by Borrower and Agent.

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              SECTION 5.21 HEDGING AGREEMENTS. At the request of the Agent, the
Documentation Agent or the Required Lenders:

                  (a) Maintain at any time one or more Hedging Agreements with persons reasonably acceptable to the Agent or fixed price contracts, the effect of which is to establish maximum fixed prices or caps on a notional volume of crude oil and natural gas, calculated separately, greater than 80% of Anticipated Production thereof for each month in the then ensuing 12 month period.

                  (b) For purposes of this Section, a basis differential hedging agreement will not be considered to be a Hedging Agreement.

              SECTION 5.22 POST-CLOSING MATTERS.

         Within the time periods set forth on SCHEDULE 5.22, do such things as are set forth on SCHEDULE 5.22.

                                   ARTICLE VI

                               NEGATIVE COVENANTS


         Each of Holdings and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing, neither Holdings nor the Borrower will, nor will they cause or permit any of the Subsidiaries to:

              SECTION 6.01 INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness existing on the date hereof and set forth in
SCHEDULE 6.01 and any extensions or renewals of such Indebtedness to the extent the principal amount of such Indebtedness is not increased, neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the Loan Document Obligations, remains so subordinated on terms no less favorable to the Lenders, and the original obligors in respect of such Indebtedness remain the only obligors thereon;

                  (b) Indebtedness created under the Loan Documents;

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                  (c) Indebtedness created under the First Lien Loan Documents in an aggregate principal amount not to exceed the Maximum First Lien Principal Amount (as defined in the Intercreditor Agreement and any Permitted Refinancing Indebtedness used to Refinance such Indebtedness;

                  (d) Indebtedness of the Borrower or any Subsidiary to Pacific Energy or any of its subsidiaries; PROVIDED that (i) any such Indebtedness shall not have been transferred or pledged to an third party, (ii) such Indebtedness shall be unsecured, (iii) such Indebtedness shall be subordinated to the Loan Document Obligations on terms and conditions satisfactory to the Agent and the Lenders in their sole discretion, (iv) such Indebtedness shall be permitted by
Section 6.04(c) and (v) the aggregate principal amount of all Indebtedness of the Borrower or any Subsidiary to Pacific Energy or to any subsidiary of Pacific Energy that is not a Loan Party shall not exceed $5,000,000 at any time outstanding;

                  (e) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of real property (other than Oil and Gas Properties), improvements thereto and equipment, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; PROVIDED THAT (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this paragraph (e), when combined with the aggregate principal amount of all Capital Lease Obligations and Synthetic Lease Obligations incurred pursuant to Section 6.01(f) shall not exceed $7,500,000 at any time outstanding;

                  (f) Capital Lease Obligations and Synthetic Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(e), not in excess of $7,500,000 at any time outstanding;

                  (g) Indebtedness under performance bonds or with respect to workers' compensation claims, in each case incurred in the ordinary course of business;

                  (h) Guarantees permitted under Section 6.04;

                  (i) Indebtedness constituting Hedging Agreements permitted by this Agreement;

                  (j) Indebtedness of Pacific Energy under the Senior Subordinated Seller Note; and

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                  (k) other Indebtedness of the Borrower or the Subsidiaries in an aggregate outstanding principal amount not in excess $5,000,000 at any time.

              SECTION 6.02 LIENS. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests in or other securities of any person, including the Borrower or any Subsidiary) now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in SCHEDULE 6.02; PROVIDED that such Liens shall secure only those obligations which they secure on the date hereof and extensions, renewals and replacements thereof permitted hereunder;

                  (b) any Lien created under the Loan Documents;

                  (c) any Lien created under the First Lien Loan Documents and Liens securing Permitted Refinancing Indebtedness used to Refinance the Indebtedness under the First Lien Loan Documents;

                  (d) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

                  (e) carriers', maritime, warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business or Liens arising out of unit or joint operating agreements, in each case securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

                  (f) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

                  (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations and Synthetic Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

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                  (i) purchase money security interests in real property (other than Oil and Gas Properties), improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary; PROVIDED that (i) such security interests secure Indebtedness permitted by Section 6.01(e), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary;

                  (j) Liens arising out of judgments or awards that do not constitute an Event of Default under clause (i) of Article VII; and

                  (k) other Liens securing obligations of the Borrower or the Subsidiaries in an aggregate principal amount not in excess of $2,500,000 at any time.

              SECTION 6.03 SALE AND LEASE-BACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

              SECTION 6.04 INVESTMENTS, LOANS AND ADVANCES. Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

                  (a) (i) investments by Holdings and its subsidiaries existing on the Closing Date in the Equity Interests of the Borrower and the Subsidiaries, (ii) additional investments by Holdings and its subsidiaries in Equity Interests in the Borrower and the Subsidiaries and (iii) investments by the Borrower in Equity Interests of Cook Inlet; PROVIDED that any such Equity Interests held by a Loan Party shall be pledged pursuant to the Collateral Agreement;

                  (b) Permitted Investments;

                  (c) loans or advances made by Holdings or the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary;

                  (d) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

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                  (e) loans and advances in the ordinary course of business to employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $500,000;

                  (f) Hedging Agreements permitted or required by this Agreement;

                  (g) Permitted Acquisitions;

                  (h) Investments in the form of non-cash consideration received as a result of asset sales permitted by Section 6.05(b);

                  (i) Guarantees by the Borrower of Indebtedness and other obligations of any Subsidiary and Guarantees by any Subsidiary of Indebtedness and other obligations of the Borrower or any other Subsidiary; PROVIDED that a Subsidiary that has not Guaranteed the Loan Document Obligations pursuant to the Collateral Agreement shall not Guarantee any Indebtedness or other obligations of any Loan Party;

                  (j) investments in joint ventures for the purpose of exploration, development, gathering and processing Hydrocarbons in an amount not to exceed $5,000,000 in the aggregate during the term of this Agreement;

                  (k) investments in Oil and Gas Properties (A) made during any fiscal year that, together with the total consideration paid in connection with any acquisitions pursuant to Section 6.04(g) (including any Indebtedness of the Acquired Entity that is assumed by the Borrower or any Subsidiary following such acquisition and any payments following such acquisition pursuant to earn-out provisions or similar obligations) made in such fiscal year, shall not in the aggregate exceed $7,500,000 and (B) made during the term of this Agreement that, together with the total consideration paid in connection with any acquisitions pursuant to Section 6.04(g) (including any Indebtedness of the Acquired Entity that is assumed by the Borrower or any Subsidiary following such acquisition and any payments following such acquisition pursuant to earn-out provisions or similar obligations) made during the term of this Agreement, shall not in the aggregate exceed $25,000,000;

                  (l) in addition to investments permitted by paragraphs (a) through (g) above, additional investments, loans and advances by the Borrower and the Subsidiaries so long as the aggregate amount invested, loaned or advanced pursuant to this paragraph (h) (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not exceed $5,000,000 in the aggregate;

                  (m) Guarantees by Subsidiaries of the Borrower of Indebtedness under the Subordinated Seller Note; PROVIDED that such Guarantees shall be subordinated to the Loan Document Obligations on the same terms as the Subordinated Seller Note is subordinated to the Loan Document Obligations; and

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                  (n) Guarantees of Indebtedness under the 2006 PERL Credit
Agreement.

              SECTION 6.05 MERGERS, CONSOLIDATIONS, SALES OF ASSETS AND ACQUISITIONS. (a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of the Borrower or less than all the Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that (i) the Borrower and any Subsidiary may purchase and sell inventory in the ordinary course of business and (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (A) any wholly owned subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (B) any wholly owned subsidiary may merge into or consolidate with any other wholly owned subsidiary in a transaction in which the surviving entity is a wholly owned subsidiary and no person other than the Borrower or a wholly owned subsidiary receives any consideration (PROVIDED that if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party) and (C) the Borrower and the Subsidiaries may make Permitted Acquisitions (including through mergers of Subsidiaries).

                  (b) Make any Asset Sale otherwise permitted under paragraph
(a) above unless (i) such Asset Sale is for consideration at least 75% of which is cash, (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of and (iii) the fair market value of all assets sold, transferred, leased or disposed of pursuant to this paragraph (b) during any fiscal year shall not exceed an amount equal to 7.5% of the Proved PV-10% as of the end of the fiscal year most recently ended prior to the date of such sale, transfer, lease or disposition for which a Reserve Report has been delivered, calculated on a pro forma basis for acquisitions consummated since the end of such fiscal year in the manner specified in the definition of "Proved PV-10%".

              SECTION 6.06 RESTRICTED PAYMENTS; PAYMENT OF CERTAIN INDEBTEDNESS; RESTRICTIVE AGREEMENTS. (a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment or enter into or be a party to any Synthetic Purchase Agreement, or incur any obligation (contingent or otherwise) to do so; PROVIDED, HOWEVER, that:

                           (i) any Subsidiary may declare and pay dividends or
              make other distributions ratably to its equity holders,

                           (ii) so long as no Event of Default or Borrowing Base
              Deficiency (as defined in the First Lien Credit Agreement) has occurred and is continuing and the Borrower shall have unused Borrowing Base (as defined in the First Lien Credit Agreement) availability under the First Lien Credit Agreement on a pro forma basis as of the date of the consummation of such Restricted Payments (after giving effect to all Loans to be funded as of such date) of not less than 10% of the Borrowing Base then in effect:

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                                (1) the Borrower may make Restricted Payments to
         Holdings, and Holdings may in turn make Restricted Payments to Pacific Energy (x) in an amount not to exceed $1,000,000 in any fiscal year, to the extent necessary to pay general corporate and overhead expenses incurred by Holdings and/or Pacific Energy in the ordinary course of business; PROVIDED, HOWEVER, that all Restricted Payments made to Holdings and/or Pacific Energy pursuant to this clause (ii) are used by Holdings and/or Pacific Energy for the purposes specified herein within 20 days of the receipt thereof,

                                (2) the Borrower may make distributions to Holdings and/or Pacific Energy to the extent necessary to permit Holdings and/or Pacific Energy to discharge the consolidated tax liabilities of the Borrower and its Subsidiaries, and

                                (3) the Borrower may make distributions to Holdings and/or Pacific Energy pursuant to a management services agreement in an amount not to exceed $200,000 in any month,

in each case so long as Holdings and/or Pacific Energy applies the amount of such distributions for such purpose.

                  (b) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness (including any Indebtedness under the 2006 PERL Credit Agreement), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

                           (i) payment of Indebtedness created under the Loan
              Documents;

                           (ii) payment of scheduled interest and principal
              payments as and when due in respect of any Indebtedness; PROVIDED that in no event shall any payment be made in respect of the Subordinated Seller Note in violation of the subordination provisions thereof;

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                           (iii) mandatory and voluntary prepayments of the
              First Lien Loans in accordance with the terms of the First Lien Loan Documents;

                           (iv) payment when and as due of Indebtedness under
              Hedging Agreements permitted under this Agreement;

                           (v) refinancings of Indebtedness to the extent
              permitted by Section 6.01; PROVIDED that in no event shall any refinancing of the Subordinated Seller Note be permitted; and

                           (vi) payments of secured Indebtedness that becomes
              due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.

                  (c) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Holdings, the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure Indebtedness under the Loan Documents or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary; PROVIDED that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, any First Lien Loan Document or the 2006 PERL Credit Agreement, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(C) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (D) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

              SECTION 6.07 TRANSACTIONS WITH AFFILIATES. Except for transactions between or among Loan Parties and transactions permitted by Section 6.01(d), 6.04(c) or 6.06, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that the Borrower or any Subsidiary (a) may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties (including transactions on such terms and conditions with the Cook Inlet) and (b) may make payments in accordance with the Intercompany Services Agreement in accordance with its terms.

              SECTION 6.08 BUSINESS OF HOLDINGS, BORROWER AND SUBSIDIARIES; NO FOREIGN SUBSIDIARIES.(a) With respect to Holdings, engage in any business activities or have any assets or liabilities other than its ownership of the Equity Interests in the Borrower and other assets and liabilities incidental thereto, including its liabilities under the Loan Documents and the First Lien Loan Documents and its Guaranty of Indebtedness under the 2006 PERL Credit Agreement.

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                  (b) With respect to the Borrower and the Subsidiaries, engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably related thereto.

                  (c) Neither Holdings nor the Borrower shall acquire or own any Foreign Subsidiary or conduct any international operations.

              SECTION 6.09 AMENDMENT OF CERTAIN INDEBTEDNESS AND AGREEMENTS. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, amend, modify or waive any of its rights under (a) (i) the Intercompany Services Agreement, (ii) the Master Conveyance, (iii) the Membership Interest Assignment or (iv) its certificate of incorporation, by-laws or other organizational documents, except, in each case, for amendments, modifications or waivers to any of the foregoing documents that, when taken together will all prior amendments, modifications and waivers to such document, are not material and adverse to the Borrower or the Subsidiaries or to the rights or interests of the Lenders or (b) the First Lien Loan Documents, except to the extent permitted under the Intercreditor Agreement. None of Pacific Energy, Holdings or the Borrower will, or will permit any of their respective subsidiaries to, amend, modify, waive any of its rights under the Subordinated Seller Note.

              SECTION 6.10 MATERIAL CONTRACTS. (a) Cancel or terminate any Material Contract (or consent to or accept any cancellation or termination thereof), (b) amend or otherwise modify any Acquisition Document or give any consent, waiver or approval thereunder, or waive any breach of or default under any Acquisition Document, or (c) amend or otherwise modify any other Material Contract in any material respect or give any material consent, waiver or approval thereunder, or waive any material breach of or default under any such Material Contract. No Loan Party shall take any action (or omit to take any action) in connection with any Material Contract that would materially impair the value of the interests or rights of any Loan Party thereunder or that would impair the interest or rights of the Agent and/or Lenders hereunder or under any other Loan Document.

              SECTION 6.11 FINANCIAL COVENANTS.

                  (a) CURRENT RATIO. At the end of each fiscal quarter, beginning with the fiscal quarter ending September 30, 2007, the ratio of the Current Assets to the Current Liabilities will not be less than 1.0:1.0. For purposes of this Agreement, "Current Assets" and "Current Liabilities" shall be determined in accordance with GAAP, except that (a) Current Assets and Current Liabilities will be calculated without including (i) any amounts resulting from the mark to market of Hedging Agreements, and (ii) any amounts attributable to the Carneros Entities until the Laurus Payout Date, (b) the unused portions of the Commitments under the First Lien Credit Agreement shall be treated as a Current Asset to the extent that such unused portions can be borrowed by the Borrower without causing a Default after giving effect thereto, and (c) Consolidated Current Liabilities will exclude current maturities of long-term debt.

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                  (b) LEVERAGE RATIO. At the end of each fiscal quarter,
beginning with the fiscal quarter ending December 31, 2007, the Leverage Ratio will not be greater than the ratio set out in such table opposite such fiscal quarter:

                  ---------------------------------------------- -------------
                                    FISCAL QUARTER               MAXIMUM RATIO
                  ---------------------------------------------- -------------
                  December 31, 2007                              7.5:1
                  ---------------------------------------------- -------------
                  1st, 2nd, 3rd and 4th Fiscal Quarters of 2008  6:1
                  ---------------------------------------------- -------------
                  1st, 2nd, 3rd and 4th Fiscal Quarters of 2009
                  and thereafter                                 4:1
                  ---------------------------------------------- -------------

                  (c) COLLATERAL COVERAGE RATIOS. PROVED DEVELOPED PRODUCING COLLATERAL COVERAGE RATIO. The Borrower will not allow the PDP Collateral Coverage Ratio, (A) determined as of December 31, 2007, to be less than 0.25:1.0, (B) determined as of the end of June 30 and December 31 of 2008, to be less than 0.5:1.0 or (C) determined as of the end of each June 30 and December 31 thereafter or as of the effective date of any other Reserve Report delivered pursuant to this Agreement., to be less than 1.0:1.0.

                           (ii) PROVED COLLATERAL COVERAGE RATIO. The Borrower
              will not allow the Proved Collateral Coverage Ratio, (A) determined as of December 31, 2007, to be less than 1.25:1.0, (B) determined as of the end of June 30 and December 31 of 2008, to be less than 1.5:1.0 or (C) determined as of the end of each June 30 and December 31 thereafter or as of the effective date of any other Reserve Report delivered pursuant to this Agreement., to be less than 2.0:1.0.

                  (d) CAPITAL EXPENDITURES. 1P CAPITAL EXPENDITURES. Permit the aggregate amount of 1P Capital Expenditures made by Holdings, the Borrower and the Subsidiaries in any fiscal year (or portion thereof) set forth below to the exceed the amount set forth below opposite such period:

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                                  --------------------------- ---------------
                                   Fiscal year (or portion         Amount
                                     thereof) ending on            ------
                                     ------------------
                                  --------------------------- ---------------
                                   For the period from the       $20,000,000
                                   Closing Date until
                                   December 31, 2007
                                  --------------------------- ---------------
                                   December 31, 2008            $140,000,000
                                  --------------------------- ---------------
                                   December 31, 2009            $100,000,000
                                  --------------------------- ---------------
                                   December 31, 2010             $80,000,000
                                  --------------------------- ---------------
                                   December 31, 2011             $55,000,000
                                  --------------------------- ---------------

; PROVIDED that (A) to the extent the aggregate amount of 1P Capital Expenditures made by the Borrower and the Subsidiaries during any fiscal year set forth above is less than the amount set forth opposite such fiscal year, such shortfall (to the extent not used to make 2P Capital Expenditures as contemplated by paragraph (b) of this Section) may be carried forward and used to make 1P Capital Expenditures in the immediately subsequent fiscal year and
(B) the amount that was offered to the First Lien Lenders to prepay the First Lien Obligations and the Lenders to prepay outstanding Loan Document Obligations pursuant to Section 2.12(f) but was not accepted by either the First Lien Lenders or the Lenders in respect of any fiscal year may be carried forward and used to make 1P Capital Expenditures in the immediately subsequent fiscal year to the extent not used to make 2P Capital Expenditures as contemplated by clause
(ii) of this Section.

                           (ii) 2P CAPITAL EXPENDITURES. Permit the aggregate
              amount of 2P Capital Expenditures made by Holdings, the Borrower and the Subsidiaries in any fiscal year to be greater than $5,000,000; PROVIDED that (i) to the extent the aggregate amount of 1P Capital Expenditures made by Holdings, the Borrower and the Subsidiaries during any fiscal year is less than the amount permitted to be made under clause (i) of this Section, and such shortfall is not used to make 1P Capital Expenditures in the immediately subsequent fiscal year, 50% of such shortfall may be used to make 2P Capital Expenditures in such immediately subsequent fiscal year and (ii) the amount that was offered to the First Lien Lenders to prepay the First Lien Obligations and the Lenders to prepay outstanding Loan Document Obligations pursuant to Section 2.12(f) but was not accepted by either the First Lien Lenders or the Lenders in any fiscal year may be carried forward and used to make 2P Capital Expenditures in the immediately subsequent fiscal year to the extent not used to make 1P Capital Expenditures as contemplated by clause (i) of this Section.

              SECTION 6.12 FISCAL YEAR. With respect to Holdings and the Borrower, change their fiscal year-end to a date other than December 31.

              SECTION 6.13 CERTAIN EQUITY INTERESTS. (a) In the case of Holdings, issue any Equity Interest to any person other than Pacific Energy.

                  (b) In the case of the Borrower, issue any Equity Interests to any person other than Holdings.

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                  (c) In the case of any Subsidiary, issue any Equity Interests to any person other than the Borrower or another Subsidiary.

              SECTION 6.14 HEDGING AGREEMENTS. (a) Enter into any Hedging Agreement, other than (i) Hedging Agreements required by Sections 5.14 and (ii) subject to paragraph (b), Hedging Agreements entered into in the ordinary course of business (and not for speculative purposes) to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

                  (b) For purposes of this Section, a basis differential hedging agreement will not be considered to be a Hedging Agreement.

              SECTION 6.15 TAKE-OR-PAY OR OTHER PREPAYMENTS; GAS IMBALANCES. (a) Except as set forth in SCHEDULE 3.24, allow take-or-pay arrangements or prepayments (including deferred production agreements or volumetric production payments) with respect to the Oil and Gas Properties or production therefrom that could require the Borrower or any Subsidiary to deliver Hydrocarbons either generally or produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

                  (b) Allow, on a net basis, any gas imbalances that would require the Borrower or any Subsidiary to deliver Hydrocarbons either generally or produced from the Oil and Gas Properties in excess of 200 MMcf at some future time without then or thereafter receiving full payment therefor.

                  (c) Allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties that would require the Borrower or any of its subsidiaries to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefore to exceed one half bcf of gas (on an mcf equivalent basis) in the aggregate.

              SECTION 6.16 LEASES. Create, incur, assume or suffer to exist any obligation for the payment of rent or hire of property (whether real or personal) under leases or lease agreements (other than Capital Leases and oil and gas leases) which would cause the aggregate amount of all payments made by the Borrower and the Subsidiaries pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed $1,000,000 in any period of twelve consecutive calendar months during the life of such leases.

                                   ARTICLE VII

                                EVENTS OF DEFAULT


         In case of the happening of any of the following events ("EVENTS OF DEFAULT"):

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                  (a) any representation or warranty made or deemed made in or in connection with any Loan Document, any ORRI Conveyance or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, any ORRI Conveyance or the Transactions, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                  (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (c) default shall be made in the payment of any interest on any Loan or any fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document or any ORRI Conveyance when and as the same shall become due and payable and such default shall continue unremedied for a period of three Business Days;

                  (d) default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 2.21, 5.01(a), 5.05 or 5.08 or in Article VI;

                  (e) default shall be made in the due observance or performance by Pacific Energy, Holdings, the Borrower or any of their respective subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) or any ORRI Conveyance and such default shall continue unremedied for a period of 30 days after notice thereof from the Agent or any Lender to the Borrower;

                  (f) (i) Each Loan Party shall fail to pay any principal, interest or other amount due in respect of any Material Indebtedness when and as the same shall become due and payable or (ii) any other event or condition shall occur that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof prior to its scheduled maturity or that results in the termination or permits any counterparty to terminate any Hedging Agreement the obligations under which constitute Material Indebtedness; PROVIDED that this clause (ii) shall not apply to (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness and (B) Indebtedness that becomes due as a result of a condition described in clause (c) of the definition of "Change in Control" as long as the Borrower shall have advised the Lenders at the time of the Change in Control offer that such event constitutes an event of default under such Material Indebtedness;

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                  (g) an involuntary proceeding shall be commenced or an
involuntary petition shall be filed in a court of competent jurisdiction seeking
(i) relief in respect of any Loan Party, or of a substantial part of the property or assets of any Loan Party, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of the property or assets of any Loan Party or (iii) the winding-up or liquidation of any Loan Party; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) Any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above,
(iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of the property or assets of any Loan Party, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
(vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

                  (i) one or more judgments shall be rendered against Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Pacific Energy, Holdings, the Borrower or any of their respective subsidiaries to enforce any such judgment and such judgment either
(i) is for the payment of money in an aggregate amount in excess of $2,500,000 or (ii) is for injunctive relief and could reasonably be expected to result in a Material Adverse Effect;

                  (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $2,500,000;

                  (k) the Guaranty and any Guarantee under the Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with the terms of the Loan Documents), or any Guarantor shall deny in writing that it has any liability under the Guaranty or the Collateral Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

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

                  (l) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except as a result of the sale, transfer or other disposition of such assets in a transaction permitted by the Loan Documents;

                  (m) any Loan Document, any ORRI Conveyance or, except during any period during which the Borrower and the Subsidiaries are capable of performing with their own employees and assets all the activities performed for them under the Transition Services Agreement, the Transition Services Agreement shall cease to be in full force and effect (other than pursuant to expiration by its terms) or any consent or approval of any Governmental Authority required in connection with the ORRI Conveyances shall not have been obtained within 60 days after the Closing Date;

                  (n) any event or condition shall occur that results in the 2006 PERL Credit Agreement or First Lien Obligations becoming due prior to their scheduled maturity;

                  (o) the subordination provisions of any agreement or instrument governing any Subordinated Indebtedness are for any reason revoked or invalidated, or otherwise cease to be in full force and effect, any person subject to the subordination provisions contained therein contests in any manner the validity or enforceability thereof, or the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by the Loan Documents or such subordination provisions;

                  (p) a Change in Control shall occur;

                  (q) the 2006 PERL Credit Agreement shall be repaid, replaced, refunded, refinanced (unless, in each case, the Loan Document Obligations shall have been simultaneously repaid in full in cash);


then, and in every such event (other than an event with respect to Holdings or the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Holdings or the Borrower described in paragraph (g) or (h)


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

above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                                  ARTICLE VIII

                                    THE AGENT


         Each of the Lenders hereby irrevocably appoints the Agent as its administrative agent and collateral agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

         The person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Agent hereunder.

         The Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,
(b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.09) and (c) except as expressly set forth in the Loan Documents, the Agent shall not have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as the Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.09) or in the absence of its own gross negligence or willful misconduct. The Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Agent by Holdings, the Borrower or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into
(i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent.

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

         The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. The Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their activities in connection with the syndication of the credit facilities contemplated hereby as well as activities as the Agent.

         Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 9.06 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

         Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

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

         Except as expressly set forth in this Agreement, neither the Syndication Agent nor any arranger, bookrunner or documentation agent listed on the cover page hereof shall have, in any such capacity, any duty or responsibility under any Loan Document.

                                   ARTICLE IX

                                  MISCELLANEOUS

              SECTION 9.01 NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

                  (a) if to the Borrower or Holdings, to it at 111 West Ocean Boulevard, Suite 1240, Long Beach, California 90802, Attention of Darren Katic, President (Fax No. (562) 628-1536; e-mail dkatic@pacenergy.com), WITH A COPY to Rutan & Tucker, LLP, 611 Anton Boulevard, 14th Floor, Costa Mesa, California 92626, Attention of James B. O'Neal, Esq. (Fax No. (714) 546-9035; e-mail joneal@rutan.com);

                  (b) if to the Agent, to Silver Point Finance, LLC, Silver Point Finance, LLC (Borrowings, Paydowns, Interest, Fees, Rate Settings) 2 Greenwich Plaza, Greenwich, Connecticut 06830, Attention Tim Skoufis (Fax No.
(203) 286-2139; e-mail bladmin@silverpointcapital.com); with a copy to Silver Point Finance, LLC (Financials, Credit Agreements, Amendments, Waivers, Compliance) 2 Greenwich Plaza, Greenwich, Connecticut 06830, Attention Melanie Gargliardo (Fax No. (203) 542-4550; e-mail creditadmin@silverpoint capital.com); with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 333 West Wacker Drive, Suite 2100, Chicago, Illinois 60606, Attention Seth E. Jacobson (Fax No. (312) 407-8511; e-mail sejacobs@skadden.com);

                  (c) if to the Documentation Agent, to J. Aron & Company, 85 Broad Street, New York, New York 10004, Attention Steven Bunkin (Fax No. (212) 428-3675; e-mail Steven.bunkin@gs.com); WITH A COPY TO J. Aron & Company, 1 New York Plaza, 38th Floor, New York, New York, 10004, Attention Margaret Vaden (Fax No. (212) 428-3675; e-mail Margaret.Vaden@gs.com); and

                  (d) if to a Lender, to it at its address (or fax number or e-mail address) set forth on SCHEDULE 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

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         All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section. As agreed to among Holdings, the Borrower, the Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person, including those provided above.

              SECTION 9.02 SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrower or Holdings herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 2.13, 2.15, 2.16, 2.19, 2.20, 9.06 and, until the first anniversary of the Maturity Date, 9.17 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Agent or any Lender.

              SECTION 9.03 BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower, Holdings and the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

              SECTION 9.04 SUCCESSORS AND ASSIGNS. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, Holdings, the Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their successors and assigns.

                  (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it), with notice to the Borrower by the Agent and, except in the case of an assignment to a Lender, to an Affiliate of a Lender or to a Related Fund (which will require prior written notice to the Agent), the prior written consent of the Agent (not to be unreasonably withheld or delayed); PROVIDED, HOWEVER, that (i) the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall be in an integral multiple of, and not less than, $1,000,000 (or, if less, the entire remaining amount of such Lender's Loans);


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PROVIDED that the principal amount of concurrent assignments to any assignee and its Related Funds shall be aggregated for purposes of determining compliance with the foregoing minimum assignment amount, (ii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Agent (or, if previously agreed with the Agent, manually), and shall pay to the Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Agent), (iii) the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire and all applicable tax forms in accordance with Section 2.19(e) and (iv) failure to deliver notice to the Borrower shall not affect the effectiveness of such assignment. Upon acceptance and recording pursuant to paragraph (e) of this Section, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 9.06, as well as to any fees accrued for its account and not yet paid).

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

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                  (d) Upon its receipt of, and consent to, a duly completed
Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Agent and any applicable tax forms, the Agent shall promptly (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (d).

                  (e) Each Lender may without the consent of the Borrower or the Agent sell participations to one or more banks or other persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15, and 2.19 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant unless the sale of the participation to such participant is made with the Borrower's prior written consent) and (iv) the Borrower, the Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or person has an interest, increasing or extending the Commitments in which such participating bank or person has an interest or releasing any Guarantor (other than in connection with the sale of such Guarantor in a transaction permitted by
Section 6.05) or all or substantially all of the Collateral). A participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.19 unless the Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of the Borrower, to comply with Section 2.19(e) as though it were a Lender.

                  (f) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; PROVIDED that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to
Section 9.17.

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                  (g) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; PROVIDED that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

                  (h) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; PROVIDED that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof In addition, notwithstanding anything to the contrary contained in this Section, any SPC may
(i) with notice to, but without the prior written consent of, the Borrower and the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

                  (i) Neither Holdings nor the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Agent and each Lender, and any attempted assignment without such consent shall be null and void.

              SECTION 9.05 THE REGISTER. (a) The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a register for the recordation of the names and addresses of Lenders and Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Agent shall record in the Register the


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Loans, each repayment or prepayment in respect of the principal amount of the
Loans, and each payment of interest thereon, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of any Loan. The Borrower hereby designates the entity serving as the9 Agent to serve as the Borrower's agent solely for purposes of maintaining the Register as provided in this Section, and the Borrower hereby agrees that, to the extent such entity serves in such capacity, the Agent and its officers, partners, directors, trustees, employees, representatives and agents shall constitute "Indemnitees" for purposes of Section 9.06.

                  (b) The Borrower, the Agent and Lenders shall deem and treat the persons listed as Lenders in the Register as the holders and owners of the corresponding Loans listed therein for all purposes hereof, and no assignment or transfer of any such Loan shall be effective, in each case, unless and until an Assignment and Acceptance effecting the assignment or transfer thereof shall have been delivered to and accepted by the Agent and recorded in the Register. Prior to such recordation, all amounts owed with respect to the applicable Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Loans.

              SECTION 9.06 EXPENSES; INDEMNITY. (a) The Borrower and Holdings agree, jointly and severally, to pay all reasonable out-of-pocket expenses incurred by the Agent, the sole lead arranger listed on the cover page of this Agreement, the Syndication Agent, the Documentation Agent, or the Affiliates of the foregoing in connection with the arrangement and syndication of the credit facilities contemplated hereby and the preparation, negotiation, delivery and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof or incurred by the Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including the fees, charges and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Agent, Latham & Watkins, LLP, counsel for the Documentation Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other outside counsel for the Agent or any Lender.

                  (b) The Borrower and Holdings agree, jointly and severally, to indemnify the Agent, each sole lead arranger listed on the cover page of this Agreement, the Syndication Agent, each Lender, each Royalty Owner and each Related Party of any of the foregoing persons (each such person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties thereto of their obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby


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or thereby (including the syndication of the credit facilities contemplated hereby), (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their Affiliates) or (iv) any actual or alleged presence or Release of Hazardous Materials on, at, under or from any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee.

                  (c) To the extent that Holdings and the Borrower fail to pay any amount required to be paid by them to the Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agent such Lender's PRO RATA share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent in its capacity as such. For purposes hereof, a Lender's "PRO RATA SHARE" shall be determined based upon its share of the outstanding Loans and unused Commitments at the time.

                  (d) To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

                  (e) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent or any Lender. All amounts due under this Section shall be payable on written demand therefor.

              SECTION 9.07 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or Holdings on any other Loan Party against any of and all the obligations of the Borrower or Holdings on any other Loan Party now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

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              SECTION 9.08 APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN
DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK

              SECTION 9.09 WAIVERS; AMENDMENT. (a) No failure or delay of the Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or Holdings in any case shall entitle the Borrower or Holdings to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any other Loan Document nor any provision hereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower, Holdings and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent and the Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; PROVIDED, HOWEVER, that no such agreement shall
(i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender directly adversely affected thereby, (ii) increase or extend the Commitment or decrease the amount, or extend the date for payment of, any fees of any Lender without the prior written consent of each Lender directly affected thereby, (iii) amend or modify the PRO RATA requirements of Section 2.16, any other provision of any Loan Document requiring that Loans be made by, or payments be allocated among, the Lenders on a PRO RATA basis, the provisions of Section 9.04(i) or the provisions of this Section without the prior written consent of each Lender,
(iv) release substantially all the Guarantors (determined based on the fair market value of the Guarantors) (other than in connection with the sale of any Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral without the prior written consent of each Lender, (iv) modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(h) without the written consent of such SPC or (v) reduce the percentage contained in the definition of the term "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the prior written consent of each Lender; PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent or under any other Loan Document without the prior written consent of the Agent.

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              SECTION 9.10 INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

              SECTION 9.11 ENTIRE AGREEMENT. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their successors and assigns permitted hereunder, the Indemnitees and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

              SECTION 9.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

              SECTION 9.13 SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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              SECTION 9.14 COUNTERPARTS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
9.03. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic imaging means shall be as effective as delivery of a manually signed counterpart of this Agreement.

              SECTION 9.15 HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

              SECTION 9.16 JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the any other party or their properties in the courts of any jurisdiction.

                  (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court (it being understood that such waiver shall not require any suit, action or proceeding initiated in any court to be remanded or removed to any New York State court or any Federal court of the United States of America sitting in New York City). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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              SECTION 9.17 CONFIDENTIALITY. Each of the Agent and the Lenders
agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section. For the purposes of this Section, "INFORMATION" shall mean all information received from the Borrower or Holdings and related to the Borrower or Holdings or their business, other than any such information that was available to the Agent or any Lender on a nonconfidential basis prior to its disclosure by the Borrower or Holdings; PROVIDED that, in the case of Information received from the Borrower or Holdings after the date hereof, such information is clearly identified at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information.

              SECTION 9.18 TERMINATION OR RELEASE. (a) Each Security Document, the guarantees made therein and the security interests granted thereunder shall terminate when all the Loan Document Obligations have been indefeasibly paid in full in cash and the Commitments have expired or been terminated.

                  (b) A Subsidiary Loan Party shall automatically be released from its obligations under the Loan Documents, the guarantee of such Subsidiary Loan Party made under the Collateral Agreement shall automatically be released and the security interests granted in the Collateral of such Subsidiary Loan Party under the Security Documents shall automatically be released upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary pursuant to the terms of this Agreement.

                  (c) Upon any sale or other transfer by any Loan Party of any Collateral that is permitted under this Agreement to any person (other than a Loan Party or an Affiliate of a Loan Party), or upon the effectiveness of any written consent pursuant to Section 9.09 to the release of any security interest granted in any Collateral of such Loan Party under to the Security Documents, the security interests granted in such Collateral under the Security Documents shall be automatically released.

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                  (d) In connection with any termination or release pursuant to this Section 9.18, the Agent shall execute and deliver to the applicable Loan Party, at such Loan Party's expense, all documents that such Loan Party shall reasonably request to evidence such release or termination. Any execution and delivery of documents pursuant to this Section 9.18 shall be without recourse to or warranty by the Agent.

              SECTION 9.19 USA PATRIOT ACT NOTICE. Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies Holdings and the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Holdings and the Borrower, which information includes the name and address of Holdings and the Borrower and other information that will allow such Lender or the Agent, as applicable, to identify Holdings and the Borrower in accordance with the USA PATRIOT Act.

              SECTION 9.20 NO FIDUCIARY RELATIONSHIP; NON-RELIANCE. Each of Holdings and the Borrower, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby or by the other Loan Documents and any communications in connection therewith, the Borrower, the Subsidiaries and their Affiliates, on the one hand, and the Agent, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agent the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transaction or communications. Each of Holdings and the Borrower, on behalf of itself and the Subsidiaries, acknowledges that it has been represented by counsel with respect to the Loan Documents and agrees that it has, independently and without reliance upon the Agent, Documentation Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own decision to enter into this Agreement.

              SECTION 9.21 INTERCREDITOR AGREEMENTS.(a) . Reference is made to the Intercreditor Agreement among the Agent, the First Lien Agent, Holdings and the Borrower Each Lender hereunder (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) acknowledges and agrees to Silver Point acting as the Agent and the First Lien Agent, (c) consents to the subordination of Liens provided for in the Intercreditor Agreement, (c) agrees that it will be bound by and will take no action contrary to the provisions of the Intercreditor Agreement and (d) authorizes and instructs the Agent to enter into the Intercreditor Agreement as collateral agent and on behalf of such Lender. The foregoing provisions are intended as an inducement to the First Lien Secured Parties to permit the incurrence of Indebtedness under this Agreement and to extend credit to the Borrower and such First Lien Secured Parties are intended third party beneficiaries of such provisions.

                  (b) Reference is made to the Intercreditor Agreement among the Agent, J. Aron & Company as Administrative Agent under the 2006 PERL Credit Agreement and Pacific Energy. Each Lender hereunder (a) acknowledges that it has received a copy of the Pacific Energy Intercreditor Agreement, (b) acknowledges and agrees to J. Aron & Company acting as the Administrative Agent and Collateral Agent, (c) consents to the subordination of Liens provided for in the Pacific Energy Intercreditor Agreement, (c) agrees that it will be bound by and will take no action contrary to the provisions of the Pacific Energy

Intercreditor Agreement and (d) authorizes and instructs the Agent to enter into the Pacific Energy Intercreditor Agreement as collateral agent and on behalf of such Lender. The foregoing provisions are intended as an inducement to the First Lien Secured Parties (as defined in the Pacific Energy Intercreditor Agreement) to permit the incurrence of Indebtedness under this Agreement and to extend credit to the Borrower and such First Lien Secured Parties are intended third party beneficiaries of such provisions.

              SECTION 9.22 SECURITY DOCUMENTS. Reference is made to the Security Documents. Each Lender authorizes and instructs Silver Point to enter into the Security Documents as collateral agent for such Lender.

              SECTION 9.23 TAX CHARACTERIZATION.

The parties hereto agree to treat the Loans as Indebtedness for U.S. federal income tax purposes.

              SECTION 9.24 ADVERTISING AND PUBLICITY.

No Loan Party shall issue or disseminate to the public (by advertisement, including without limitation any "tombstone" advertisement, press release or otherwise), submit for publication or otherwise cause or seek to publish any information describing the credit or other financial accommodations made available by Lenders pursuant to this Agreement and the other Loan Documents without the prior written consent of Agent. Nothing in the foregoing shall be construed to prohibit any Loan Party from making any submission or filing which it is required to make by applicable law or pursuant to judicial process; provided, that, (i) such filing or submission shall contain only such information as is necessary to comply with applicable law or judicial process and (ii) unless specifically prohibited by applicable law or court order, the Borrower shall promptly notify the Agent of the requirement to make such submission or filing and provide the Agent with a copy thereof

              SECTION 9.25 BORROWER IS PERSONALLY OBLIGATED AND FULLY LIABLE FOR THE AMOUNTS DUE UNDER THE LOAN DOCUMENTS. THE AGENT HAS THE RIGHT TO SUE ON EACH LOAN DOCUMENT AND TO OBTAIN A PERSONAL JUDGMENT AGAINST BORROWER FOR THE AMOUNT DUE UNDER EACH LOAN DOCUMENT EITHER BEFORE OR AFTER A JUDICIAL FORECLOSURE UNDER ALASKA STATUTES 09.45.170-09.45.220 OF ANY MORTGAGE GIVEN BY BORROWER TO SECURE PAYMENT OF THE AMOUNTS DUE UNDER THE LOAN DOCUMENTS.


                                       111

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                                                               EXECUTION VERSION


         IN WITNESS WHEREOF, the parties hereto have caused this Second Lien Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       PACIFIC ENERGY ALASKA OPERATING LLC,

                                          by  /s/ Darren Katic
                                              ----------------------------------
                                              Name:  Darren Katic
                                              Title: President


                                       PACIFIC ENERGY ALASKA HOLDINGS, LLC,

                                          by  /s/ Darren Katic
                                              ----------------------------------
                                              Name:  Darren Katic
                                              Title: President


                                       SILVER POINT FINANCE, LLC, as
                                       Administrative Agent, Collateral Agent,
                                       Sole Lead Arranger, Sole Bookrunner and
                                       Syndication Agent


                                          by  /s/ Richard Petrilli
                                              ----------------------------------
                                              Name:  Richard Petrilli
                                              Title: Authorized Signatory

Acknowledged and Agreed to:

                         PACIFIC ENERGY RESOURCES LTD.


by       /s/ Darren Katic
         ----------------------------------
Name:  Darren Katic
Title: President

                                       SPCP Group, L.L.C., as Lender


                                          by  /s/ Richard Petrilli
                                              ----------------------------------
                                              Name:  Richard Petrilli
                                              Title: Authorized Signatory

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                                       Field Point I, Ltd., as Lender


                                          by  /s/ Richard Petrilli
                                              ----------------------------------
                                              Name:  Richard Petrilli
                                              Title: Authorized Signatory

                                       Field Point III, Ltd., as Lender


                                          by  /s/ Richard Petrilli
                                              ----------------------------------
                                              Name:  Richard Petrilli
                                              Title: Authorized Signatory

                                       SPF CDO I, Ltd., as Lender


                                          by  /s/ Richard Petrilli
                                              ----------------------------------
                                              Name:  Richard Petrilli
                                              Title: Authorized Signatory

                                       J. Aron & Co., as Lender


                                          by  /s/ Donna Mansfield
                                              ----------------------------------
                                              Name:  Donna Manfield
                                              Title: Attorney In Fact